CREDIT FACILITY AND
                          -------------------
                          SECURITY AGREEMENT
                          ------------------

     THIS AGREEMENT is made by and between the Company (as herein defined) and the Bank (as herein defined).

     In consideration of the covenants and agreements contained herein, the Company and the Bank hereby mutually agree as follows:

                        ARTICLE I.  DEFINITIONS
                        -----------------------

     SECTION 1.1.  GENERAL.  Any accounting term used but not
                   -------
specifically defined herein shall be construed in accordance with GAAP. The definition of each agreement, document, and instrument set forth in Section 1.2 hereof shall be deemed to mean and include such agreement, document, or instrument as amended, restated, or modified from time to time.

     SECTION 1.2.  DEFINED TERMS.  As used in this Agreement:
                   -------------

     "ACCOUNT" shall mean (a) any account as defined in the UCC, and
      -------
(b) any right to payment for Goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned.

     "ACCOUNT DEBTOR" shall mean the Person who is obligated on an
      --------------
Account Receivable;

     "ACCOUNT RECEIVABLE" shall mean:
      ------------------

     (a) any account receivable, Account, Chattel Paper, Contract Right, General Intangible, Document, or Instrument owned, acquired, or received by a Person,
     (b) any other indebtedness owed to or receivable owned, acquired, or received by a Person of whatever kind and however evidenced, and
     (c) any right, title, and interest in a Person's Goods which were sold, leased, or furnished by that Person and gave rise to either (a) or (b) above, or both of them. This includes, without limitation:

          (1) any rights of stoppage in transit of a Person's sold, leased, or furnished Goods,
          (2) any rights to reclaim a Person's sold, leased, or furnished Goods, and
          (3) any rights a Person has in such sold, leased, or furnished Goods that have been returned

     "AFFILIATE" shall mean, with respect to a specified Person, any
      ---------
other Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, (b)which beneficially owns or holds with power to vote five percent (5%) or more of any class of the voting stock of such Person, (c) five percent (5%) or more of the voting stock of which other Person is beneficially owned or held by such Person, or (d) who is an officer or director of such Person.

     "AFFILIATE BANK" shall mean any of the Subsidiaries (other than
      --------------
the Bank) of KeyCorp and its successors.

     "BANK" shall mean Key Bank of Colorado, a state chartered banking
      ----
corporation, and its successors and assigns.

     "BUSINESS CONDITION" shall mean the financial condition, business
      ------------------
and assets of a Person.

     "BUSINESS DAY" shall mean a day of the year on which banks are
      ------------
not required or authorized to close in Denver, Colorado and, if the applicable Business Day relates to any LIBOR Rate Loan, on which dealings are carried on in the London interbank eurodollar market.

     "CAPITAL EXPENDITURES" shall mean any and all amounts invested,
      --------------------
expended or incurred by a Person in respect of the purchase, improvement, renovation or expansion of any land and depreciable or amortizable property of such Person (including expenditures required to be capitalized in accordance with GAAP).

     "CASH COLLATERAL ACCOUNT" shall mean a commercial Deposit Account
      -----------------------
designated "cash collateral account" and maintained by the Company with Bank, without liability by Bank to pay interest thereon, from which account Bank shall have the exclusive right to withdraw funds until all Obligations are paid, performed, satisfied, enforced, and observed in full.

     "CASH SECURITY" shall mean all cash, Instruments, Deposit
      -------------
Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Company presently has or may hereafter have any claim, that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Bank.

     "CHATTEL PAPER" shall mean "chattel paper" as defined in the UCC.
      -------------

     "CODE" shall mean the Internal Revenue Code of 1986, as amended
      ----
from time to time.

     "COLLATERAL" shall have the meaning described in Section 3.1
      ----------
below.

     "COLLECTIONS" shall have the meaning described in Section 4.1(a)
      -----------
of this Agreement.

     "COMMONLY CONTROLLED ENTITY" shall mean a Person, whether or not
      --------------------------
incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

     "COMPANY" shall mean Dynamic Materials Corporation, a Colorado
      -------
corporation, with its principal office located at 551 Aspen Ridge Dr., Lafayette, Colorado 80026, and its successors.

     "COMPANY'S LOCATION" shall mean the location of: (a) Company's
      ------------------
place of business, if there is only one such place of business; or (b) if there is more than one place of business, the place (1) from which Company manages the main part of its business operations, and (2) where persons dealing with Company would normally look for credit information.

     "CONTRACT RIGHT" shall mean (a) any contract right, and (b) any
      --------------
right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

     "CONTRACT YEAR" shall mean the twelve (l2) month period which
      -------------
commences on each anniversary of the execution of the Agreement.

     "CREDIT LOAN" shall mean any of the revolving Loans described in
      -----------
Section 2.1(a)(i) of this Agreement.

     "CURRENT ASSETS" and "CURRENT LIABILITIES" shall mean the amounts
      --------------       -------------------
as determined in accordance with GAAP not inconsistent with present accounting procedures, except that all Credit Loans shall also be considered as Current Liabilities..

     "DEED OF TRUST" shall mean the Deed of Trust given by the Company
      -------------
to the Bank upon certain real property owned by the Company located in Lafayette, Colorado.

     "DEPOSIT ACCOUNT" shall mean (a) any deposit account, and (b) any
      ---------------
demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization, other than an account evidenced by a certificate of deposit.

     "DOCUMENT" shall mean (a) any document, (b) any document of
      --------
title, including a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the Goods it covers, and (c) any receipt covering Goods stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of warehouse receipts even though issued by a Person who is the owner of the Goods and is not a warehouseman.

     "ENVIRONMENTAL LAW" shall mean any federal, state, or local
      -----------------
statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability upon a Person in connection with the use, release or disposal of any hazardous toxic or dangerous substance, waste or material.

     "EQUIPMENT" shall mean "equipment" (as defined in the UCC) and
      ---------
fixtures (as defined in the UCC) including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, and packaging production equipment, parts, material handling, supplies, and motor vehicles (titled or untitled) of every kind and description, now or hereafter owned by the Company.

     "ERISA" shall mean the Employee Retirement Income Security Act of
      -----
1974, as amended from time to time.

     "EVENT OF DEFAULT" shall mean any one or more of the occurrences
      ----------------
described in ARTICLE IX hereof.

     "FEDERAL FUNDS RATE" shall mean, during any period, a fluctuating
      ------------------
interest rate per annum for each day during such period, that is the rate determined by Bank to be the opening rate per annum paid or payable by it on the day in question in its region market for federal funds purchased overnight from other banking institutions.

     "FEDERAL FUNDS RATE LOAN" shall mean any Loan that bears interest
      -----------------------
with reference to the Federal Funds Rate.

     "FINAL MATURITY DATE" shall mean the seventh annual anniversary
      -------------------
date of this Agreement.

     "FUNDED DEBT" shall mean all Indebtedness which matures more than
      -----------
one year after the date such Indebtedness was incurred, less any portion thereof that is payable within twelve (l2) months following the date as of which the calculation is made.

     "FUNDS FROM OPERATIONS" shall mean the aggregate of the Company's
      ---------------------
profit before taxes and extraordinary items plus depreciation, plus amortization, plus deferred income taxes.

     "GAAP" shall mean generally accepted accounting principles as
      ----
then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

     "GENERAL INTANGIBLE" shall mean (a) any "general intangible" (as
      ------------------
defined in the UCC), and (b) any personal property (including things in action) other than Goods, Accounts, Contract Rights, Chattel Paper, Documents, Instruments, and money.

     "GOODS" shall mean (a) any "goods" (as defined in the UCC), and
      -----
(b) all things which are movable at the time the security interest granted Bank under the Agreement attaches or which are fixtures but does not include money, Instruments, Documents, Accounts, Chattel Paper, General Intangibles, or Contract Rights.

     "HAZARDOUS MATERIALS" shall mean any substance or material
      -------------------
defined or designated as a hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any United States federal, state or local environmental statute, regulation or ordinance.

     "INDEBTEDNESS" shall mean for any Person (i) all obligations to
      ------------
repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (ii) all obligations for the deferred purchase price of capital assets excluding trade payables, (iii) all obligations under conditional sales or other title retention agreements, and (iv) all lease obligations which have been or should be capitalized on the books of such Person.

     "INSTRUMENT" shall mean "instruments" (as defined in the UCC).
      ----------

     "INTEREST PERIOD" means, with respect to any LIBOR Rate Loan, the
      ---------------
period commencing on the date such Loan is made, continued, or converted and ending on the last day of such period as selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by the Company pursuant to the provisions below. The duration for any LIBOR Rate Loan which is a Credit Loan shall be 1 month, 2 months, or 3 months, as selected by the Company; and the duration for any LIBOR Rate Loan which is a Term Loan shall be 3 months; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, and; provided, further, however, that if such extension of time would

cause the last day of such Interest period for a LIBOR Rate Loan to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "INVENTORY" shall mean all "inventory" (as defined in the UCC)
      ---------
now owned or hereafter acquired by the Company, including, without limitation, all Goods, merchandise, work-in-process, raw materials, finished Goods, and inventory held for lease to other Persons; all other materials, supplies, and tangible personal property of any kind, nature, or description held for sale or lease or for display or demonstration; and all documents of title or other Documents pertaining thereto, and all proceeds of the foregoing.

     "LIBOR RATE" means, for any Interest Period for any LIBOR Rate
      ----------
Loan, an interest rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) equal at all times during such Interest Period to the quotient of (a) the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States dollars are offered at 11:00 a.m. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market two Business Days prior to the first day of such Interest Period in an amount and maturity of such LIBOR Rate Loan, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date two Business Days prior to the first day of such Interest Period.

     "LIBOR RATE LOAN" shall mean any Loan that bears interest with
      ---------------
reference to the LIBOR Rate.

     "LIBOR RATE MARGIN" shall mean:  (i) for the period commencing on
      -----------------
the date of this Agreement and ending on September 30, 1996, 125 basis points, and (ii) thereafter, such Margin as is adjusted pursuant to
Section 2.3(b)(ii) of this Agreement.

     "LIBOR RESERVE REQUIREMENTS" means, for any Interest Period for
      --------------------------
any LIBOR Rate Loan, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period.

     "LIEN" shall mean any mortgage, security interest, lien, charge,
      ----
encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset.

     "LOAN" OR "LOANS" shall mean any of the loan advances to the
      ----      -----
Company extended by the Bank in accordance with Section 2.1(a).

     "LOAN BASE" shall mean an amount not in excess of the sum of the
      ---------
following:

     (a) the greater of (1) fifty percent (50%) of the net book value of all real property and Equipment of the Company, or (2) seventy percent (70%) of the total appraised value of all real property and Equipment of the Company as reflected on an appraisal satisfactory to the Bank, in its reasonable discretion, plus
     (b) eighty percent (80%) of the amount due and owing on Qualified Accounts Receivable, plus
     (c) fifty percent (50%) of the cost or market value (whichever is lower) of Company's Eligible Inventory which consists of raw Inventory, plus
     (d) thirty percent (30%) of the cost or market value (whichever is lower) of Company's Eligible Inventory which consists of work-in-process.

     "LOAN CERTIFICATE" shall mean the certificate in the form of
      ----------------
Exhibit B attached hereto.

     "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Deed of
      --------------
Trust, the Environmental Indemnity Agreement, and any other documents relating thereto.

     "LOCKBOX" shall have the meaning specified in Section 4.1 of this
      -------
Agreement.

     "LOCKBOX BANKS" shall have the meaning specified in Section 4.1
      -------------
of this Agreement.

     "MARGIN ADJUSTMENT DATE" shall have the meaning specified in
      ----------------------
Section 2.3(b) of this Agreement.

     "MARGIN STOCK" shall have the meaning given to it under
      ------------
Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

     "MATERIAL ADVERSE EFFECT" shall mean material adverse effect on
      -----------------------
(i) the ability of the Company and any Subsidiaries taken as a whole to fulfill their obligations under any of the Loan Documents or
(ii) the Business Condition of the Company and any Subsidiaries taken as a whole.

     "MATERIAL AGREEMENTS" shall mean (a) any agreement to which the
      -------------------
Company is a party which provides for the receipt or expenditure by the Company or any Subsidiary of more than $150,000.00 in any 12-month period, other than sales orders in the ordinary course of business, and (b) any other agreement to which the Company is a party which is material to the business of the Company.

     "MULTIEMPLOYER PLAN" shall mean a Plan described in ERISA which
      ------------------
covers employees of the Company and employees of any other Person, which together would be treated as a single employer for purposes of ERISA.

     "NOTE" shall mean the promissory note of Company in the form of
      ----
Exhibit A attached hereto evidencing the Loans;

     "OBLIGATIONS" shall mean any and all indebtedness, obligations,
      -----------
liabilities, contracts, indentures, agreements, warranties, covenants, guaranties, representations, provisions, terms, and conditions of whatever kind, now existing or hereafter arising, and however evidenced, that are now or hereafter owed, incurred, or executed by Company to, in favor of, or with Bank or any Affiliate Bank.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation
      ----
established pursuant to subtitle A of Title IV or ERISA.

     "PERMITTED INVESTMENT" shall mean the Company's:
      --------------------

     (a) investments existing on July 19, 1996 as disclosed in the Schedule on Exhibit C hereto;
     (b) extensions of credit in the nature of Accounts Receivable, or notes receivable arising from the Company's sale or lease of goods or services in the ordinary course of business;
     (c) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
     (d) investments (excluding debt obligations) received in connection with the bankruptcy or reorganization of the Company's customers or suppliers and in settlement of delinquent obligations of, and other disputes with, such customers or suppliers arising form transactions in the ordinary course of business;
     (e) investments consisting of (i) compensation of Company employees, officers or directors so long as the Company's Board of Directors lawfully determines that such compensation is in the Company's best interest, (ii) travel advances, employee relocation loans and other employee loans and advances lawfully made in the ordinary course of business, and (iii) loans lawfully made to Company's employees, officers or directors relating to the purchase of equity securities of Company;
     (f) investments in marketable U.S. Treasury and Agency obligations;
     (g) investments in certificates of deposit and bankers' acceptances issued or created by any domestic commercial bank;
     (h) investments in instruments issued or enhanced by a member bank of the Federal Reserve System;
     (i) investments in debt obligations issued by a corporation, or state or municipal entity rated Bb or better in accordance with a rating system employed by either Moody's Investor's Service, Inc. or Standard & Poor's Corporation; or
     (j) investments of other types aggregating not in excess of $200,000.00.

     "PERMITTED LIEN" shall mean the following, subject to the
      --------------
limitation set forth in Section 8.19 hereto:

     (a) Liens existing as of the date of this Agreement and disclosed in the Schedule on Exhibit C hereto;
     (b) Liens for taxes or governmental assessments, charges, or levies the payment of which is not at the time required by any provision of this Agreement or any other Loan Document unless such Liens are not delinquent or are being contested in good faith by appropriate proceedings;
     (c) Liens that secure the Company's Indebtedness for the purchase price of any real or personal property and that only encumber the property purchased, improvements or accessions thereto, and proceeds thereof;
     (d)  Liens securing capital lease obligations;
     (e) Liens on Equipment leased by the Company pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens arising from UCC financing statements regarding leases permitted by this provision);

     (f) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of the Company;
     (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of Goods;
     (h) Liens imposed by law, such as Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided the Company has set aside proper amounts, determined in accordance with GAAP, for the payment of all such Liens;
     (i) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, and surety and appeal bonds, or to secure the performance and return of money bonds and other similar obligations, but excluding Indebtedness;
     (j) Liens in respect of judgments or awards with respect to which the Company shall, in good faith, be prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review shall have been obtained;
     (k)  Liens in favor of the Bank or any Affiliate Bank; and
     (l) Liens incurred in connection with the extension, renewal, refunding, refinancing, modification, amendment or restatement of Indebtedness secured by Liens of the type described in clauses (a), (c), (d) and (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

     "PERSON" shall mean any natural person, corporation (which shall
      ------
be deemed to include business trust), association, limited liability company, partnership, joint venture, political entity, or political subdivision thereof.

     "PLAN" shall mean any plan (other than a Multiemployer
      ----
Plan) defined in ERISA in which the Company or any Subsidiary is, or has been at any time during the preceding two (2) years, an "employer" or a "substantial employer" as such terms are defined in ERISA.

     "PROCEEDS" means any "proceeds" (as defined in the UCC).
      --------

     "QUALIFIED ACCOUNT RECEIVABLE" means an Account Receivable of
      ----------------------------
Company which, at all times until it is collected in full, continuously meets the following requirements:

     (a) is not subject to any claim for credit, allowance, or adjustment by the Account Debtor or any set off or counter claim;
     (b) arose in the ordinary course of business from the performance (fully completed) of services or bona fide sale of Goods which have been shipped to the Account Debtor, and not more than ninety one (91) days have elapsed since the date of the Company's invoice for performance (fully completed) of services or the sale of Goods for or to the Account Debtor;

     (c) does not arise outside of the United States of America, except those Accounts Receivable which the Bank has determined under subpart (k) below is not unsatisfactory in any respect;
     (d) is not subject to an assignment, pledge, claim, mortgage, lien, or security interest of any type except that granted to or in favor of Bank;
     (e) Account Debtor has not rejected, returned, revoked acceptance of, or refused to accept any of the Goods which are the subject of the Account Receivable;
     (f) Company has not received any Instrument or Chattel Paper with respect to or in payment of the Account Receivable;
     (g) are Accounts Receivable with respect to which the Account Debtor is located in any state which requires that the Company, in order to sue any Person in such state's court, either: (i) qualify to do business in such state, or (ii) file a report with the taxation division of such state for the then current year, so long as the Company has fulfilled such requirements to the extent applicable for the then current year;
     (h) are owed by the United States or any department, agency, or instrumentality thereof so long as the Company has complied with the Federal Assignment of Claims Act in respect of the Bank's security interest therein as granted hereunder;
     (i) are owed by any State or any department, agency, or instrumentality thereof so long as the Company has complied with any applicable statutory or regulatory requirements thereof in respect of the Bank's security interest therein as granted hereunder;
     (j)  are not owed by an Affiliate of the Company; and
     (k) Bank, in the exercise of its reasonable credit judgment, has not determined that the Account Receivable is unsatisfactory in any respect.

     "QUALIFIED INVENTORY" shall mean only such Inventory of the
      -------------------
Company, valued at the lower of (i) cost (on a first in, first out basis), or (ii) fair market value, as the Bank, in its reasonable discretion, shall from time to time consider to be Eligible Inventory.

     "RELATED EXPENSES" means any and all reasonable costs,
      ----------------
liabilities, and expenses (including without limitation, losses, damages, penalties, claims, actions, reasonable attorney's fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Bank in any attempt by Bank:

     (a) to obtain, preserve, perfect, or enforce any security interest evidenced by (i) the Agreement, or (ii) any other pledge agreement, mortgage deed, deed of trust, hypothecation agreement, guaranty, security agreement, assignment, or security instrument executed or given by Company to or in favor of Bank;
     (b) to obtain payment, performance, and observance of any and all of the Obligations,
     (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral, or
     (d)  incidental or related to (a) through (c) above.

     "RELATED TRANSACTION DOCUMENTS" shall mean the documents listed
      -----------------------------
on Exhibit C.

     "REMITTANCES" shall have the meaning described in Section 4.1(a)
      -----------
of this Agreement.

     "REPORTABLE EVENT" shall have the meaning assigned to that term
      ----------------
in Section 4043 of ERISA for which the requirement of 30 days' notice to the PBGC has not been waived by the PBGC.

     "SINGLE EMPLOYER PLAN" shall mean any Plan as defined in
      --------------------
Section 4001(a)(15) of ERISA.

     "SUBORDINATED DEBT" shall mean Indebtedness of a Person which is
      -----------------
subordinated, in a manner satisfactory to the Bank, to all Indebtedness owing to the Bank.

     "SUBSIDIARY" shall mean any Person of which more than fifty
      ----------
percent (50%) of (i) the voting stock entitling the holders thereof to elect a majority of the Board of Directors, managers, or trustees thereof, or (ii) the interest in the capital or profits of such Person, which at the time is owned or controlled, directly or indirectly, by the Company or one or more other Subsidiaries.

     "TANGIBLE NET WORTH" shall mean the total assets of a Person less
      ------------------
(i) such Person's Total Indebtedness, and (ii) the aggregate amount of all of such Person's intangible assets.

     "TERMINATION DATE" shall mean the third anniversary date of this
      ----------------
Agreement or such earlier date on which the commitment of the Bank to make Loans pursuant to Section 2.1(a) shall have been terminated pursuant to this Agreement.

     "TERM LOAN" shall mean any of the term loans described in Section
      ---------
2.1(a)(ii) of this Agreement.

     "TOTAL INDEBTEDNESS" shall mean the total of all items of
      ------------------
indebtedness or liability which in accordance with GAAP would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination.

     "UCC" shall mean the Uniform Commercial Code in effect in the
      ---
State of Colorado from time to time.

     The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms. All accounting and financial terms used in this Section and in this Agreement and not otherwise defined shall be determined in accordance with GAAP consistently applied.

                     ARTICLE II.  CREDIT FACILITY
                     ----------------------------

     SECTION 2.1 (A).  AMOUNT OF CREDIT.  The Bank hereby agrees,
                       ----------------
subject to the terms and conditions of this Agreement, to make, continue, and convert Credit Loans to the Company as follows:

(i) The Bank will make one or more revolving Credit Loans to the Company from time to time on and after the date of this Agreement through and including the Termination Date, in an aggregate principal amount not to exceed the lesser of (i) Seven Million Five Hundred Thousand ($7,500,000.00), or (ii) the Loan Base as calculated from time to time. The Bank will also continue Credit Loans of any type or convert Credit Loans of one type into Loans of another type. Until the Termination Date, the Company may borrow, repay, and reborrow such Credit Loans up to the maximum amount of such Credit Loans. The Company may from time to time, upon not less than ten (l0) Business Days' prior notice
     made by telegraph, telex, or telephone and confirmed in a writing delivered to the Bank, terminate or reduce permanently, the commitment of the Bank to make Loans pursuant to this Section 2.1(a)(i) hereof by the amount of $50,000.00 or any integral multiple thereof; provided that the Company shall immediately pay to the Bank the amount, if any, by which the aggregate principal amount of such Loans outstanding exceeds such reduced commitment of the Bank at that time. If, however, after giving effect to any such payment any LIBOR Rate Loans would be prepaid prior to the end of their respective Interest Periods, the notice of the termination or permanent reduction in the commitment of the Bank to make Loans pursuant to this Section 2.1(a)(i) shall be deemed to be the Company's request that such termination or reduction be effective on the last day of such Interest Periods.

(ii) If no Event of Default shall have occurred and be continuing, the Company may, on or before the Termination Date elect to convert all or a portion of the Credit Loans outstanding to one or more Term Loans; whereupon the amount of the Credit Loans available to be borrowed under Section 2.1(a)(i) above shall be permanently and automatically reduced by the amount of such Credit Loans converted to Term Loan(s). The Company shall make such election by written notice delivered to Bank not less than fifteen (15) days prior to the effective date of the Term Loan(s), specifying the principal amount of the Term Loan(s) and the initial interest rate applicable thereto (i.e. whether the Term Loan is to be a
     LIBOR Rate Loan or a Federal Funds Rate Loan).   Each Term Loan
     shall be in an amount of $50,000.00 or an integral multiple thereof. All Credit Loans outstanding on the Termination Date shall automatically be converted to a single Term Loan. The Company shall repay each Term Loan on a fully amortized basis over a period commencing on the date of each Term Loan and ending on a date not later than the Final Maturity Date. The principal amount of each Term Loan shall be payable in consecutive and equal quarterly installments on the last day of each March, June, September and December (commencing with the first such date following the fixing of the Term Loan) until the maturity date of such Term Loan or the earlier acceleration of the maturity of the Term Loan in accordance with ARTICLE XI hereof, when any remaining principal balance shall be due and payable. Each principal installment shall be an amount equal to the original principal amount of the Term Loan divided by the number of calendar quarters occurring between the date of the making of the Term Loan and the maturity date of such Term Loan.

(iii) Each Credit Loan or Term Loan shall be either a LIBOR Rate Loan or a Federal Funds Rate Loan, subject to the following conditions:

     (A) Each Loan that is made or continued as or converted into a LIBOR Rate Loan shall be made, continued, or converted on such Business Day, in such amount (equal to $10,000.00 or an integral multiple thereof), and with such an Interest Period as the Company shall request by written notice given to the Bank no later than 11:00 a.m. (Denver, Colorado time) on the third Business Day prior to the date of disbursement or continuation of or conversion into the requested LIBOR Rate Loan. Each written notice of any LIBOR Rate Loan shall be irrevocable and binding on the Company and the Company shall indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Company to consummate such LIBOR Rate Loan, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of

     liquidation or reemployment of deposits or other funds acquired by the Bank to fund the LIBOR Rate Loan. A certificate as to the amount of such loss or expense submitted by the Bank to the Company shall be conclusive and binding for all purposes, absent manifest error. In the event that the Company fails to provide the Bank with the required written notice, the Company shall be deemed to have given a written notice that such LIBOR Rate Loan shall be converted to a Federal Funds Rate Loan on the last day of the applicable Interest Period. In no event shall the Company be permitted to select a LIBOR Rate Loan having an Interest Period ending after the Final Maturity Date;

     (B) Each Loan that is made as or converted into a Federal Funds Loan shall be made or converted on such Business Day and in such amount (equal to $10,000.00 or any integral multiple thereof) as the Company shall request by written notice given to the Bank no later than 11:00 a.m. (Denver, Colorado time) on the date of disbursement of or conversion into the requested Federal Funds Loan;

     (C)  Each LIBOR Rate Loan that is a Term Loan shall have an
     Interest Period of three (3) months.

     SECTION 2.2.  LOANS EVIDENCED BY PROMISSORY NOTE.  All Loans
                   ----------------------------------
shall be evidenced by the Note, dated the date hereof. The Note shall be a master note, and the principal amount of all Loans outstanding shall be evidenced by the Note or any ledger or other record of the Bank, which shall be presumptive evidence of the principal owing and unpaid on the Note.

     SECTION 2.3.  INTEREST RATES.  The Company shall pay interest on
                   --------------
the unpaid principal amount of each Credit Loan and Term Loan made by the Bank from the date of such Credit Loan or Term Loan, as the case may be, until such principal amount shall be paid in full as follows:

(a) (i) During such periods as any LIBOR Rate Loan comprising a Credit Loan or Term Loan is outstanding, at a rate per annum equal to the sum of the LIBOR Rate and the LIBOR Rate Margin (as described in sub-part (b) below) in effect from time to time from and after each Margin Adjustment Date occurring on or prior to the date of the making, the conversion or the continuation of such Loan, as the case may be, in accordance with this Agreement.

     (ii) During such periods as any Federal Funds Rate Loan comprising a Credit Loan or Term Loan is outstanding, at a rate per annum equal at all times to the sum of the Federal Funds Rate plus two hundred (200) basis points.

(b) (i) Except as otherwise provided herein, the LIBOR Rate Margin in effect shall be adjusted as of the first day of each calendar quarter, beginning with October 1, 1996 (each a "Margin Adjustment Date"), in accordance with Section 2.3(b)(ii) below. The LIBOR Rate Margin in effect shall be applicable to new advances for Credit or Term Loans as of the date of such advances, and to converted or continued Loans as of the date of conversion or continuation, occurring within the calendar quarter in which such LIBOR Rate Margin is in effect. With respect to any LIBOR Rate Loan for which the last day of the Interest Period is a date subsequent to the Margin Adjustment Date, such LIBOR Rate Margin shall not be applicable until the continuation date of such LIBOR Rate Loan, if applicable, subsequent to the Margin Adjustment Date.

     (ii) As of any Margin Adjustment Date, the LIBOR Rate Margin shall be adjusted to be the percentage indicated in the following table corresponding to the Company's Indebtedness to Tangible Net Worth Ratio, which shall be calculated from the balance sheet provided by the Company to the Bank under Section 8.1(a) of this Agreement immediately preceding the Margin Adjustment Date.

          Indebtedness to Tangible     LIBOR Rate Margin
          ------------------------     -----------------
          Net Worth Ratio
          ---------------

          >= 2.00 to 1.00              150 Basis Points
          <= 1.99 to 1.00              125 Basis Points
          but > 1.00 to 1.00
          <= 1.00 to 1.00              100 Basis Points

     (iii) Any such adjustment to the LIBOR Rate Margin shall only remain effective until the earlier of the next Margin Adjustment Date or the date on which an Event of Default shall occur (excepting therefrom an Event of Default created by the Company's Indebtedness to Tangible Net Worth exceeding 1.99:1.00 as required under Section 8.18 of this Agreement in which case the LIBOR Rate Margin shall be one hundred fifty (150) basis points). The LIBOR Rate Margin to be effective from such earlier date and from time to time thereafter shall be the LIBOR Rate Margin as adjusted pursuant to this Agreement; provided, however, that: (i)
                                          -----------------
     if the Company shall not deliver the financial statements in accordance with Section 8.1 of this Agreement, the LIBOR Rate Margin shall be two hundred (200) basis points per annum, and
     (ii) if an Event of Default (excepting therefrom an Event of Default created by the Company's Indebtedness to Tangible Net Worth exceeding 1.99:1.00 as required under Section 8.18 of this Agreement) shall occur which has not been waived in writing by the Bank, the interest rate shall be the interest rate applicable pursuant to Sub-Section (c) below.

(c) Upon the occurrence of any Event of Default and so long as such Event of Default is continuing (excepting therefrom an Event of Default created by the Company's Indebtedness to Tangible Net Worth exceeding 1.99:1.00 as required under Section 8.18 of this Agreement, or an Event of Default created by the Company's failure to deliver the financial statements in accordance with
     Section 8.1 of this Agreement), the unpaid principal amount of all Loans, and accrued interest thereon, or any fees or any and other sum payable hereunder, shall thereafter until paid in full bear interest at a rate per annum equal to six hundred (600) basis points in excess of the Federal Funds Rate in effect from time to time.

     SECTION 2.4.  INTEREST PAYMENTS.   The Company shall pay to the
                   -----------------
Bank interest on the unpaid principal balance of each Federal Funds Rate Loan on either (i) the date such Loan is converted to a LIBOR Rate Loan, or (ii) the last date of each March, June, September and December. The Company shall pay to the Bank interest on the unpaid principal balance of each LIBOR Rate loan on (i) the date such Loan is converted to a Federal Funds Rate Loan, or (ii) the last day of the applicable Interest Period of such Loan, whichever is earlier.

     SECTION 2.5.  PREPAYMENT.  The Company may prepay any Federal
                   ----------
Funds Rate Loans in whole, or in part, at any time or times. The Company may prepay any LIBOR Rate Loan, in whole or in part, only on the last day of the Interest Period applicable to such LIBOR Rate Loan upon

not less than three (3) Business Days' prior written notice given to the Bank. Each prepayment of a Term Loan shall be applied to the principal installments in the inverse order of their respective maturities.

     SECTION 2.6.  FEES.  The Company shall pay to the Bank:
                   ----

(a) A commitment fee of $37,500.00 payable upon the execution of this Agreement;

(b) An annual fee of $2,500.00 if the total amount of the commitment of the Bank to make Credit Loans in accordance with Section 2.1(a)(i) hereof is unused in any Contract Year during the period from the date of this Agreement to the Termination Date, payable on the anniversary of this Agreement and on the Termination Date; and

(c) Prior to maturity (whether by acceleration or otherwise), for each payment of principal or interest not paid when due, a late fee equal to five percent (5.00%) of such payment, not to exceed $100.00.

     SECTION 2.7.  COMPUTATION OF INTEREST AND FEES.  Interest on
                   --------------------------------
Loans and unpaid fees, if any, shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

     SECTION 2.8.  ADDITIONAL COSTS.
                   ----------------

(a) If, due to either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of making, funding or maintaining LIBOR Rate Loans, then the Company shall from time to time, upon demand by the Bank pay to the Bank additional amounts sufficient to reimburse the Bank for any such additional costs. A certificate of the Bank submitted to the Company as to the amount of such additional costs, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this
     Section 2.8(a), the Company shall not be obligated to indemnify or reimburse the Bank for any additional costs which arose or were incurred during, or is otherwise attributable to, any period of time more than 180 days prior to the date on which the Bank delivered its written certificate for indemnification or reimbursement for such additional costs and such costs shall be nondiscriminatory in nature and will apply without exception to all Bank clients of equal standing. Upon notice from the Company to the Bank within five (5) Business Days after the Bank notifies the Company of any such additional costs pursuant to this Section 2.8(a), the Company may either (i) prepay in full all LIBOR Rate Loans so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (ii) convert such LIBOR Rate Loans so affected then outstanding into Federal Funds Rate Loans upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment

     of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to the Company shall be conclusive and binding for all purposes, absent manifest error.

(b) If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of such capital is increased by or based upon the existence of the Loans (or commitment to make the Loans) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by the Bank, the Company shall pay to the Bank from time to time as specified by the Bank additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's Loans (or commitment to make the Loans). A certificate of the Bank submitted to the Company as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this
     Section 2.8(b), the Company shall not be obligated to indemnify or reimburse the Bank for any such additional amounts which arose or were incurred during, or is otherwise attributable to, any period of time more than 180 days prior to the date on which the Bank delivered its written certificate for indemnification or reimbursement for such additional amounts and such amounts shall be nondiscriminatory in nature and will apply without exception to all Bank clients of equal standing. Upon notice from the Company to the Bank within five (5) Business Days after the Bank notifies the Company of any such additional costs pursuant to this Section 2.8(b), the Company may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or
     (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to the Company shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.9.  ILLEGALITY.  Notwithstanding any other provision of
                   ----------
this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Bank to perform its obligations hereunder to make, continue, or convert LIBOR Rate Loans hereunder, then, (a) on notice thereof by the Bank to the Company, the obligation of the Bank to make or continue a LIBOR Rate Loan or to convert any Federal Funds Rate Loan into a LIBOR Rate Loan shall terminate and the Bank shall thereafter be obligated to make only Federal Funds Rate Loans whenever any written notice requests for any type LIBOR Rate Loans are received, and (b) upon demand therefor by the Bank to the Company, the Company shall either (i) forthwith prepay in full all LIBOR Rate Loans then outstanding, together with interest accrued thereon, or

(ii) request that the Bank, upon four (4) Business Days' notice, convert all LIBOR Rate Loans then outstanding into Federal Funds Rate Loans. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to the Company shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.10.  INTEREST RATE SWAP CONTRACTS.  The Company shall
                    ----------------------------
have the option at any time and from time to time to enter into one or more interest rate swap contracts with Key Capital Markets, Inc. on any portion of the Loans outstanding, on terms and conditions mutually agreeable to the Company and Key Capital Markets, Inc. Such interest rate swaps may be entered into for periods up to, but not extending beyond, the Final Maturity Date.

                   ARTICLE III.  SECURITY AGREEMENT
                   --------------------------------

     SECTION 3.1.  GRANT OF SECURITY INTEREST. To secure the prompt
                   --------------------------
payment and performance of the Obligations, and in addition to any other collateral or Lien securing the Obligations, the Company hereby grants to the Bank a continuing security interest in and to and a pledge of all of the tangible and intangible personal property and assets of the Company (the "Collateral"), whether now owned or existing or hereafter acquired or arising and wheresoever located including, without limitation: (a) all Accounts Receivable, (b) all Inventory, (c) all Equipment, (d) all General Intangibles (excluding patents), (e) any and all deposits or other sums at any time credited by or due from the Bank to the Company, whether in the Cash Collateral Account, another Depository Account, or other account, (f) all Cash Security, (g) all Instruments, Documents, documents of title, policies and certificates of insurance, securities, Goods, choses in action, Chattel Paper, cash or other property, to the extent owned by the Company or in which the Company has an interest, (h) all Collateral which now or hereafter is at any time in the possession or control of the Bank or in transit by mail or carrier to or from the Bank or in the possession of any Person acting in the Bank's behalf, without regard to whether the Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Bank had conditionally released the same, and any and all balances, sums, proceeds and credits of the Company with, and any claims of the Company against, the Bank, (i) all accessions to, substitutions for, and all replacements, products and Proceeds, profits and rents of the herein above-referenced property of the Company described in this Section including, but not limited to, proceeds of insurance policies insuring such property, (j) all books, records, and other property including, but not limited to, credit files, programs, printouts, computer software (to the extent not disallowed by any agreement between the Company and third parties), programs, and disks, magnetic tape and other magnetic media, and other materials and records) of the Company pertaining to any such above-referenced property of the Company, (k) all real property, improvements, fixtures, appurtenances, leasehold interests and any other property of similar kind or character, and (l) all "investment property" (as defined in the UCC).

     SECTION 3.2.  GRANT OF LICENSE. The Company hereby grants to the
                   ----------------
Bank, a fully-paid, royalty-free, worldwide right and license to, upon the occurrence of an Event of Default, (a) use,
or sell or otherwise transfer, any and all of the Company's Inventory;
(b) use or sell any such work-in-process, raw materials or completed or finished products, and (c) accept any and all orders or shipments of products ordered by the Company from manufacturers and use or sell any such products.

     SECTION 3.3.  PERFECTION. The Company shall execute such
                   ----------
financing statements provided for by applicable law, and otherwise take such other action and execute such assignments or other instruments or documents, in each case as the Bank may reasonably request, to evidence, perfect, or record the Bank's security interest in the Collateral or to enable the Bank to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. The Company hereby authorizes the Bank to execute and file any such financing statement or continuation statement on the Company's behalf. The parties acknowledge that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement to the extent permitted by law.

     SECTION 3.4.  GENERAL REPRESENTATIONS AS TO COLLATERAL. The
                   ----------------------------------------
Company represents that the Schedule attached as Exhibit C hereto sets forth: (a) the principal place of business of the Company and the office where its chief executive offices and accounting officers are located, (b) the office where Company keeps its records concerning the Accounts Receivable and General Intangibles, (c) the location of the Company's registered office, (d) each location at which is located any Inventory, Equipment or other tangible Collateral of the Company, including, without limitation, the location of any warehouse, bailee or consignee at which Collateral is located, and (e) all trade names, assumed names, fictitious names and other names used by the Company during the five (5) years prior to the date hereof.

     SECTION 3.5.  TITLE TO COLLATERAL; LIENS; TRANSFERS. The Company
                   -------------------------------------
has good, clear and merchantable title to and ownership of the Collateral, free and clear of all Liens, except for Permitted Liens. Except as otherwise provided herein or in any other Loan Document, and except as to Permitted Liens and sale of Inventory in the ordinary course of business, the Company shall not encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral.

     SECTION 3.6.  CHANGES AFFECTING PERFECTION. The Company shall
                   ----------------------------
not, without giving the Bank thirty (30) days prior notice thereof:
(a) make any change in any location where Company's Equipment or material amounts of Company's Inventory is maintained or locate any of the Company's Equipment or material amounts of the Company's Inventory at any new locations, (b) make any change in the location of its chief executive office, principal place of business or the office where Company's records pertaining to its Accounts and General Intangibles are kept, (c) add any new places of business or close any of its existing places of business, (d) make any change in Company's name or adopt any trade names, assumed names or fictitious names or otherwise add any name under which the Company does business, or (e) make any other change (other than sales of Inventory in the ordinary course of business) which might affect the perfection or priority of the Bank's Lien in the Collateral.

     SECTION 3.7.  POWER OF ATTORNEY FOR INSURANCE. Upon request of
                   -------------------------------
the Bank, the Company shall promptly deliver to the Bank true copies of all reports made to insurance companies. The Company hereby irrevocably makes, constitutes, and appoints the Bank (and all officers, employees, or agents designated by the Bank) as its true and lawful attorney-in-fact and agent, with full power of
substitution, such that the Bank shall have the right and authority, upon the occurrence and during the continuance of an Event of Default which has not been waived in writing by the Bank as required by this Agreement, to make and adjust claims under such policies of insurance, receive and endorse the name of the Company on, any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance. The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.
This power of attorney is a power coupled with an interest and shall be irrevocable. Without waiving or releasing any obligation, Potential Default or Event of Default by the Company under this Agreement, the Bank may (but shall not be required to) at any time or times thereafter maintain such action with respect thereto as the Bank deems advisable. All sums disbursed by the Bank in connection therewith (including, but not limited to, reasonable attorneys' and paralegals' fees and disbursements, court costs, expenses and other charges relating thereto) shall be payable on demand, and until paid by the Company to the Bank, with interest thereon at the then applicable Federal Funds Rate plus four hundred basis points, and shall be additional Obligations under this Agreement secured by the Collateral.

     SECTION 3.8.  PROTECTION OF COLLATERAL; REIMBURSEMENT. All
                   ---------------------------------------
insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use, or other taxes imposed by any state, Federal, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of the Company's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by the Company. If the Company fails to promptly pay any portion thereof when due, except as may otherwise be permitted under this Agreement or under any of the other Loan Documents, the Bank, at its option, may, but shall not be required to, pay the same. All sums so paid or incurred by the Bank for any of the foregoing and any and all other sums for which the Company may become liable under this Agreement and all reasonable costs and expenses (including reasonable attorneys' fees and paralegals' fees, legal expenses, and court costs, expenses and other charges related thereto) which the Bank may incur in enforcing or protecting its Liens on or rights and interests in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties to this Agreement or in respect of any of the transactions to be had under this Agreement shall be repayable within (5) Business Days of demand and if not paid within said five (5) Business Day period, which amount shall also accrue interest, until paid by the Company to the Bank with interest thereon at a rate per annum equal to the Federal Funds Rate plus four hundred basis points, shall be additional Obligations under this Agreement secured by the Collateral. Unless otherwise provided by law, neither the Bank nor any Affiliate Bank shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

     SECTION 3.9.  INSPECTION; VERIFICATION.  During regular business
                   ------------------------
hours and with prior notice and after reasonable notice to the Company, the Bank (by any of its officers, employees, agents, representatives, or designees) shall have the right to inspect the Company's Collateral and to inspect and audit, all books, records, journals, orders, receipts, or other correspondence related thereto (and to make extracts or copies thereof as the Bank may desire) and to inspect the premises upon which any of the Collateral is located for the purpose of verifying the amount, quality, quantity, value, and condition of, or any other matter relating to, the Collateral, provided, however, that upon the occurrence and during the continuance
- -----------------
of an Event of Default, the Bank may exercise such access and other rights at any time the Bank deems such action necessary or desirable. In addition to

inspections as outlined above, the Bank or its designee shall have the right to make test verifications of the Accounts Receivable and other Collateral and physical verifications of the Inventory and other tangible items of the Collateral in any manner and through any commercially reasonable medium that the Bank considers advisable, and the Company agrees to furnish all such assistance and information as the Bank may require in connection therewith. The Company shall pay the costs for each of one such inspection and one such verification in each 12-month period; provided that if an Event of Default has occurred and is continuing, the Company shall pay the costs of all such inspections and verifications.

     SECTION 3.10.  ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS.
                    ----------------------------------------------
On or before the fifteenth (15th) calendar day of each month from and after the date of this Agreement, the Company shall deliver to the Bank, in form and substance acceptable to the Bank, a summary aged trial balance of the Company's Accounts Receivable dated as of the last day of the preceding month (and upon the Bank's request, a detailed aged trial balance, of all then existing Accounts Receivable specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account Receivable so listed). In addition, upon the Bank's request, the Company shall furnish the Bank with copies of proof of delivery and the original copy, if available, of all documents relating to the Accounts Receivable including, but not limited to, repayment histories and present status reports, and such other matters and information relating to the status of then existing Accounts Receivable as the Bank shall reasonably request. If, upon the occurrence of an Event of Default, the Bank so requests, the Company shall execute and deliver to the Bank, on forms supplied by the Bank and at such intervals as the Bank may from time to time require, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto.

     SECTION 3.11.  REPORTING REGARDING INVENTORY.  The Company shall
                    -----------------------------
report inventory figures no later than fifteen (15) days after the end of each month based upon month-end balances reconciled to the period end balance sheet. The Company's Inventory shall be reported based upon reconciliation of the financial statements to the perpetual inventory system or a regular physical count, as the case may be, and:
(a) the values shown on reports of Inventory shall be at the lower of cost or market value determined in accordance with the Company's usual cost accounting system, consistently applied, and (b) no later than fifteen (15) days after the end of each month, or more frequently, if the Bank shall so request, the Company shall submit to the Bank an inventory report reconciled to the Loan Base Certificate for the end of such month, the Company's perpetual inventory records and its general ledger, broken down into such detail and with such categories as the Bank shall require (including, but not limited to, a report indicating the type, location and amount of raw materials, work-in-process and finished goods, and all other information deemed necessary by the Bank to determine the level of Eligible Inventory and ineligible Inventory).

     SECTION 3.12.  OTHER COLLATERAL REPORTS.  The Company shall
                    ------------------------
furnish the Bank with, on or before the fifteenth (15th) day of each month from and after the date of this Agreement, a report listing the schedule of backlog of orders being processed by the Company, and such other reports regarding other Collateral as the Bank from time to time reasonably may request.

                  ARTICLE IV. COLLECTION OF ACCOUNTS
                  ----------------------------------
                              AND LOCKBOX
                              -----------

     SECTION 4.1.  LOCKBOX; RECEIPT IN TRUST.
                   -------------------------

(a)  Maintenance of Lockbox. The Company has rented and shall continue
     ----------------------
     to rent the post office boxes in the name of the Company (the "Lockboxes") as and having the addresses set forth in the Schedule attached as Exhibit C hereto, and such other Lockboxes and addresses as the Bank upon request of the Company may approve from time to time. The Company shall notify all of its customers and Account Debtors to forward all Collections of every kind due the Company to one of the Lockboxes (such notices to be in such form and substance as the Bank may require from time to time). The Company shall establish and, unless otherwise directed by the Bank, maintain blocked accounts ("Blocked Accounts") with such other banks as are acceptable to the Bank, as set forth in each case in the Schedule attached as Exhibit C hereto (collectively, the "Lockbox Banks"). Each Lockbox Bank and the Company shall have entered into a Lockbox Agreement with respect to the Lockboxes controlled by such Lockbox Bank and with the Bank with respect to the Blocked Account maintained at such Lockbox Bank, each such Lockbox Agreement in form and substance satisfactory to the Bank. All collections from Account Debtors ("Collections") sent directly to the Lockboxes shall be deposited into the Blocked Account in accordance with the terms of the applicable Lockbox Agreement. The Company will promptly deposit all remittances from Account Debtors submitted to the Company ("Remittances"), in the identical form in which such Remittances were made (except for any necessary endorsements), whether by cash or check, into the Blocked Account or the Cash Collateral Account established pursuant to Section 4.2 below. Only the Lockbox Bank, and to the extent not inconsistent with the applicable Lockbox Agreement, the Bank, shall have at all times sole access to the Lockbox. The Company shall take all action necessary to grant the Lockbox Bank and, to the extent not inconsistent with the applicable Lockbox Agreement, the Bank such sole access. At no time shall the Company remove any item from the Lockbox without the Bank's prior written consent. The Company shall notify all customers or Account Debtors to pay all Collections to the Lockboxes and all payees to pay all Remittances to the Lockbox, the Blocked Account or such Cash Collateral Account. The Company shall not instruct any Account Debtor or payee to pay any Collection or Remittance to any other place or address without the Bank's prior written consent. If the Company neglects or refuses to notify any customer or Account Debtor to pay any Collection to the Lockbox, the Bank shall be entitled to make such notification. To the extent not inconsistent with the applicable Lockbox Agreement, the Company hereby grants to the Bank an irrevocable power of attorney, coupled with an interest, to take in the Company's name all action necessary to: (i) grant the Bank sole access to the Lockbox, (ii) after the occurrence and during the continuance of an Event of Default, contact Account Debtors to pay any Collections to the Lockbox or for any other reason, and (iii) endorse each Collection or Remittance delivered to the Lockbox for deposit to the Cash Collateral Account.

(b)  Receipt in Trust. Any Collections or Remittances received
     ----------------
     directly by the Company shall be deemed held by the Company in trust and as fiduciary for the Bank. The Company immediately shall deposit any such Collection or Remittance, in its original form, into one of the Blocked Account or into the Cash Collateral Account. Pending such deposit, the Company agrees that it will not commingle any such Collection or Remittance with any of

     the Company's other funds or property, but will hold it separate and apart therefrom in trust and as fiduciary for the Bank until deposit is made into the Blocked Account or Cash Collateral
     Account.

     SECTION 4.2.  CASH COLLATERAL ACCOUNT. Each Lockbox Bank shall
                   -----------------------
acknowledge and agree, in a manner satisfactory to the Bank, that: (i) all Collections and Remittances deposited in the Blocked Accounts are the sole and exclusive property of the Bank, and (ii) such Lockbox Bank shall have no right to setoff (except as the Bank may expressly agree upon in writing) against the Blocked Accounts. In accordance with the terms of the applicable Lockbox Agreements, each Lockbox Bank will wire, or otherwise transfer immediately available funds in a manner satisfactory to the Bank, all Collections and Remittances deposited into the Blocked Accounts to the Cash Collateral Account on a daily basis as soon as good funds in respect to such Collection and Remittances are collected. All funds in the Cash Collateral Account shall be deemed to be the property of the Bank and shall be subject only to the signing authority designated from time to time by the Bank. The Company shall have no control over such funds. The Bank shall have sole access to the Cash Collateral Account, and the Company shall have no access thereto. The Company hereby grants to the Bank a security interest in all funds held in the Lockbox and, to the extent funds in the Cash Collateral Account were to be construed to be the property of the Company, all funds held in the Cash Collateral Account as security for the Obligations. The Cash Collateral Account shall not be subject to any deduction, set-off, banker's lien or any other right in favor of any person or entity other than the Bank. Prior to the occurrence of an Event of Default which is continuing, deposits to the Cash Collateral Account shall be: (i) applied immediately against the principal and/or interest of the Loans and/or other Obligations of the Company to the Bank under this Agreement all in such order and method of application as may be elected by the Bank in its sole discretion; provided, however, the Bank will use reasonable efforts to avoid
- ------------------
applications that would cause early prepayment of a LIBOR Rate Loan prior to the expiration of its applicable Interest Period, or (ii) to the extent not so applied by the Bank, released to the Company for use in the Company's business.

     SECTION 4.3.  CREDITING OF COLLECTIONS AND REMITTANCES.  For the
                   ----------------------------------------
purpose of calculating interest and determining the aggregate Loans outstanding and resulting loan availability hereunder, all Collections and Remittances shall be credited to the Company on the Business Day on or after which the Bank receives notice of the deposit of the proceeds of such Collections and Remittances into the Cash Collateral Account, and is in good funds with respect thereto, prior to 2:00 p.m. (Denver, Colorado time). From time to time, upon advance written notice to the Company, the Bank may adopt such additional or modified regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Cash Collateral Account, the Lockbox and the services to be provided by the Bank under this Agreement.

     SECTION 4.4.  COST OF COLLECTION.  All reasonable costs of
                   ------------------
collection of the Company's Accounts Receivable, including out-of-pocket expenses, administrative and record-keeping costs, reasonable attorney's fees, and all service charges and costs related to the establishment and maintenance of the Lockbox and the Cash Collateral Account, shall be the sole responsibility of the Company, whether the same are incurred by the Bank or the Company, and the Bank, in its sole discretion, may charge the same against the Company and/or any account maintained by the Company with the Bank and the same shall be deemed part of the Obligations hereunder. The Company hereby indemnifies and holds the Bank harmless from and against any loss or damage with respect to any Collection or Remittance deposited in the Cash Collateral Account which is

dishonored or returned for any reason. If any Collection or Remittance deposited in the Cash Collateral Account is dishonored or returned unpaid for any reason, the Bank, in its sole discretion, may charge the amount of such dishonored or returned Collection or Remittance directly against the Company and/or any account maintained by the Company with the Bank and such amount shall be deemed part of the Obligations hereunder. The Bank shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of the Bank under this Agreement, except losses or damages resulting from the Bank's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

     SECTION 4.5.  RETURN OF FUNDS.  Upon the payment in full of all
                   ---------------
Obligations and the termination of the Bank's commitment to make any more Loans hereunder: (a) the Bank's security interests and other rights in funds in the Cash Collateral Account under Section 4.2 of this Agreement shall terminate, (b) all rights to such funds shall revert to the Company, and (c) the Bank will, at the Company's expense, take such steps as the Company may reasonably request to evidence the termination of such security interests and to effect the return to the Company of such funds.

     SECTION 4.6.  NOTICE TO ACCOUNT DEBTORS.  The Company hereby
                   -------------------------
authorizes the Bank, upon the occurrence and during the continuance of an Event of Default, in accordance with the powers conferred upon the Bank pursuant to any applicable provision of this Agreement, to: (a) notify any or all Account Debtors that the Accounts Receivable have been assigned to the Bank, for the benefit of the Bank, and that the Bank has a security interest therein, and (b) direct such Account Debtors to make all payments due from them to the Company upon the Accounts Receivable directly to the Bank or to a lock box designed by the Bank; provided, however, that the Bank shall not exercise any of
          ------------------
its rights under this sentence unless: (i) the Company has failed to so notify or direct any such Account Debtor following a request from the Bank to the Company for such notification or direction, or (ii) the Bank reasonably believes that the Company has failed to so notify or direct any such Account Debtor. The Bank shall promptly furnish the Company with a copy of any such notice sent. Any such notice, in the Bank's sole discretion, may be sent on the Company's stationery, in which event the Company shall co-sign such notice with the Bank.

     SECTION 4.7.  APPOINTMENT OF ATTORNEY-IN-FACT.  The Company
                   -------------------------------
hereby irrevocably appoints the Bank (and all persons designated by the Bank) as the Company's true and lawful attorney (and agent-in-fact) to: upon the occurrence and during the continuance of an Event of Default in the Company's or Bank's name: (i) demand payment of the Accounts Receivable, (ii) enforce payment of the Accounts Receivable, by legal proceedings or otherwise, (iii) exercise all of the Company's rights and remedies with respect to the collection of the Accounts and any other Collateral, (iv) settle, adjust, compromise, extend, or renew the Accounts Receivable, (v) settle, adjust, or compromise any legal proceedings brought to collect the Accounts Receivable, (vi) if permitted by applicable law, sell or assign the Accounts Receivable and other Collateral upon such terms, for such amounts, and at such time or times as the Bank deems advisable, (vii) discharge and release the Accounts Receivable and any other Collateral, (viii) take control, in any manner, of any item of payment or proceeds relating to any Collateral, (ix) prepare, file, and sign the Company's name on a proof of claim in bankruptcy or similar document against any Account Debtor, (x) prepare, file, and sign the Company's name on any notice of Lien, assignment, or satisfaction of Lien or similar document in connection with the Accounts Receivable, (xi) do all acts and things necessary, in the Bank's discretion, to fulfill the Company's obligations under this Agreement, (xii) endorse the name of the Company upon any of the items of payment or proceeds relating to any Collateral

and deposit the same to the account of the Bank on account of the Obligations, (xiii) endorse the name of the Company upon any Chattel Paper, document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to the Accounts Receivable, Inventory and any other Collateral, (xiv) use the Company's stationery and sign the name of the Company to verifications of the Accounts Receivable and notices thereof to Account Debtors, (xv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts Receivable, Inventory, and any other Collateral to which the Company has access, and (xvi) notify post office authorities to change the address for delivery of the Company's mail to an address designated by the Bank, receive and open all mail addressed to the Company, and, after removing all Collections and Remittances and other Proceeds of Collateral, forward the mail to the Company. The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

           ARTICLE V.  SPECIFIC REPRESENTATIONS, WARRANTIES
           ------------------------------------------------
                 AND COVENANTS RELATING TO COLLATERAL.
                 ------------------------------------

     SECTION 5.1.  DISPUTES AND CLAIMS REGARDING ACCOUNTS.  The
                   --------------------------------------
Company shall notify the Bank promptly of all material disputes and claims and settle or adjust them at no expense to the Bank, but no material discount, credit or allowance outside the ordinary course of business or material adverse extension, compromise or settlement shall be granted to any customer or account debtor in respect of an Eligible Account and no returns of merchandise outside the ordinary course of business shall be accepted by the Company in settlement or satisfaction of an Eligible Account Receivable which settlement or satisfaction would have a Material Adverse Effect, without the Bank's consent which consent shall not be unreasonably withheld.

     SECTION 5.2.  DEPOSIT ACCOUNTS.  Other than: (a) the Blocked
                   ----------------
Accounts and the Cash Collateral Account, and (b) those other Deposit Accounts disclosed on the Schedule on Exhibit C hereto and consented to by the Bank (such disclosed Deposit Accounts being, the "Permitted Accounts"), neither the Company nor any of its Subsidiaries maintains a Deposit Account or trust account for the purpose of collecting and depositing Collections and\or Remittances or otherwise holding monies of the Company.

     SECTION 5.3.  COMPLIANCE WITH TERMS OF ACCOUNTS; GENERAL
                   ------------------------------------------
INTANGIBLES.  The Company will perform and comply in all material
- -----------
respects with all obligations in respect of Accounts Receivable, Chattel Paper, General Intangibles and under all other contracts and agreements to which it is a party or by which it is bound relating to the Collateral where failure to so comply would result in any material impairment in the value of the Collateral, unless the validity thereof is being contested in good faith by appropriate proceedings and such proceedings do not involve the material danger of the sale, forfeiture or loss of the Collateral which is the subject of such proceedings or the priority of the lien in favor of the Bank thereon.

     SECTION 5.4.  NO WAIVERS, EXTENSIONS, AMENDMENTS.  The Company
                   ----------------------------------
will not, without the Bank's prior written consent, which consent shall not be unreasonably withheld or delayed, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon, other than in the ordinary course of business.

     SECTION 5.5.  LOCATION OF COLLATERAL.  All of the locations of
                   ----------------------
the Company and its Subsidiaries and all locations of the Collateral are set forth in the Schedule attached hereto as Exhibit C. Other than as otherwise set forth in the Schedule on Exhibit C hereto, as amended or supplemented by written notice to the Bank: (a) the Company does not keep, and shall not keep, any Collateral owned by it on any property not owned in fee simple by the Company, and (b) each of the Subsidiaries of the Company does not keep, and shall not keep, any Collateral owned by it on any property not owned in fee simple by the Company except to the extent permitted by this Agreement.

     SECTION 5.6.  LIEN PRIORITY.  From and after the date of this
                   -------------
Agreement, by reason of the filing of financing statements and termination statements in all requisite governmental offices, this Agreement and the Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement and subject to Permitted Liens) in and Lien on that portion of the Collateral which can be perfected by such filing or delivery, which security interest will be enforceable against the Company and all third parties as security for payment of all Obligations.

     SECTION 5.7.  LIEN WAIVERS; LANDLORD, BAILEE AND CONSIGNEE
                   --------------------------------------------
WAIVERS, WAREHOUSE RECEIPTS. The Company will not create, permit or
- ---------------------------
suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right, in or to the Collateral, other than the Permitted Liens. The Company shall defend the right, title and interest of the Bank in and to any of the Company's rights to the Collateral and in and to the Proceeds and products thereof against the claims and demands of all Persons.
In the event any Collateral of the Company comprising personal property subject to the security interest or Lien in favor of the Bank is at any time located on any real property not owned by the Company, the Company will obtain and maintain in effect at all times while any such Collateral is so located valid and effective lien waivers, in form and substance reasonably satisfactory to the Bank whereby each owner, landlord, consignee, bailee and mortgagee having an interest in such real property shall disclaim any interest in such Collateral, as the case may be, and shall agree to allow the Bank reasonable access to such real property in connection with any enforcement of the security interest granted hereunder.

     SECTION 5.8.  MAINTENANCE OF INSURANCE.  The Company will
                   ------------------------
maintain with financially sound and reputable companies, insurance policies: (a) insuring the real property portion of the Collateral, the Equipment, the Inventory, and all equipment subject to any lease, against loss by fire, explosion, theft, flood (if any such properties are located in a federally designated flood hazard area) and such other casualties as are usually insured against by companies engaged in the same or similar businesses, and (b) insuring the Company and the Bank against liability for personal injury and property damage relating to such real property, Equipment, Inventory and equipment covered by any equipment lease, such policies to be in such form and in such amounts and coverage as may be reasonably satisfactory to the Bank, with losses payable to the Company and the Bank as their respective interests may appear. All insurance with respect to the real property, Equipment and Inventory shall: (i) provide that no cancellation, reduction in amount, change in coverage or expiration thereof shall be effective until at least thirty (30) days after written notice to the Bank thereof, and (ii) be satisfactory in all respects to the Bank.

     SECTION 5.9.  MAINTENANCE OF EQUIPMENT.  The Company will keep
                   ------------------------
and maintain each item of Equipment in good operating condition, ordinary wear and tear excepted, and the Company will provide all maintenance and service and all repairs necessary for such purpose.
     SECTION 5.10.  LIMITATIONS ON DISPOSITIONS OF INVENTORY AND
                    --------------------------------------------
EQUIPMENT.  The Company will not sell, transfer, lease or otherwise
- ---------
dispose of any of the Inventory or Equipment, or attempt, offer or contract to do so, except for (a) dispositions of Inventory in the ordinary course of business, and (b) so long as no Event of Default has occurred, the disposition of obsolete or worn out Equipment in the ordinary course of business and other dispositions of Equipment permitted by this Agreement.

     SECTION 5.11.  GENERAL APPOINTMENT AS ATTORNEY-IN-FACT.  The
                    ---------------------------------------
Company hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time following the occurrence of an Event of Default, in the Bank's reasonable discretion, for the purpose of carrying out the terms of this Agreement, without notice (except as specifically provided herein) to or assent by the Company, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to effect the terms of this Agreement, including, without limiting the generality of the foregoing, the power and right, on behalf of the Company, to do the following, upon notice to the Company: (a) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance, called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and otherwise to itself perform or comply with, or otherwise cause performance or compliance with, any of the covenants or other agreements of the Company contained in this Agreement which the Company has failed to perform or with which the Company has not complied; (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
(c) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (d) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; (e) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes; and (f) to do, at the Bank's option and the Company's expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and the Bank's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do. This power of attorney is a power coupled with an interest and shall be irrevocable.

     SECTION 5.12.  BANK NOT LIABLE.  The powers conferred on the Bank
                    ---------------
hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for its own gross negligence or willful misconduct.

     SECTION 5.13.  AUTHORITY TO EXECUTE TRANSFERS.  Without
                    ------------------------------
limitation of any authorization granted to the Bank hereunder, the Company also hereby authorizes the Bank, upon the occurrence of an Event of Default, to execute, in connection with the exercise by the Bank of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     SECTION 5.14.  PERFORMANCE BY BANK OF THE COMPANY'S OBLIGATIONS.
                    ------------------------------------------------
If the Company fails to perform or comply with any of its agreements contained herein and the Bank shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Bank incurred in connection with such performance or compliance, together with interest thereon at the interest rate provided for in Section 2.3(c) hereof in effect from time to time, shall be payable by the Company to the Bank within five (5) Business Days following demand. In consideration of and as security for any performance by the Bank of any of Company's obligations or agreements hereunder, the Company does hereby (a) grant to the Bank a security interest in the Collateral, and (b) assign to the Bank all of its right, title, and interest (including, without limitation, all rights to payment) arising under or with respect to all of Company's Accounts Receivable, whether now owned or hereafter acquired or received by Company, but not including any duty, obligation, or liability of Company with respect thereto.

          ARTICLE VI.  GENERAL REPRESENTATIONS AND WARRANTIES
          ---------------------------------------------------

     The Company represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note and all extensions of credit under this Agreement) that:

     SECTION 6.1.  ORGANIZATION; CORPORATE POWER.
                   -----------------------------

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated;

(b) The Company has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted;

(c) The Company is qualified to do business in every jurisdiction in which the ownership or leasing of its property or the doing of business requires such qualification and the failure of such qualification would have a Material Adverse Effect; and

(d) The Company has the corporate power to execute, deliver, and perform its Loan Documents and to borrow hereunder.

     SECTION 6.2.  AUTHORIZATION OF LOAN.  The execution, delivery,
                   ---------------------
and performance of the Loan Documents and the Loans by the Company have been duly authorized by all requisite corporate action.

     SECTION 6.3.  NO CONFLICT.  The execution, delivery, and
                   -----------
performance of the Loan Documents will not (a) violate any provision of any law, rule or regulation, the Articles of Incorporation of the Company, or By-Laws of the Company, (b) violate any order of any court or other agency of any federal or state government or any provision of any material indenture, agreement, or other instrument to which the Company is a party or by which it or any of its properties or assets are bound, (c) conflict with, result in a breach of, or constitute (with passage of time or delivery of notice, or both), a default under any such material indenture, agreement, or other instrument, or
(d) result in the creation or imposition of any Lien, other than a Permitted Lien, or other encumbrance of any nature whatsoever upon any of the properties or assets of the Company except in favor of the Bank.

     SECTION 6.4.  EXECUTION OF LOAN DOCUMENTS.  The Loan Documents
                   ---------------------------
have been duly executed and are valid and binding obligations of the Company fully enforceable in accordance with their respective terms.

     SECTION 6.5.  FINANCIAL CONDITION.  The following information
                   -------------------
with respect to the Company has heretofore been furnished to the Bank, or with respect to Subpart (b) below, shall be delivered no later than September 30, 1996:

     (a) Audited annual financial statements of the Company for the periods ended December 31, 1994 and December 31, 1995; and

     (b) The pro forma financial statements of the Company as of June 30, 1996, which pro forma financial statements reflect the Company's purchase of the assets of the DETACLAD explosion bonded clad metal business and the liabilities incurred by the Company related to such purchase.

     Each of the financial statements referred to above in this
Section 6.5 was prepared in accordance with GAAP (subject in the case of interim statements, to the absence of footnotes and normal year-end adjustments) applied on a consistent basis, except as stated therein. Each of the financial statements referred to above in this Section 6.5 fairly presents the financial condition or pro forma financial condition, as the case may be, of the Company and is complete and correct in all material respects and no Material Adverse Effect has occurred since the date thereof.

     SECTION 6.6.  LIABILITIES; LIENS.  The Company has made no
                   ------------------
investment in, advance to, or guarantee of, the obligations of any Person nor are the Company's assets and properties subject to any claims, liabilities, Liens, or other encumbrances, except as disclosed in the financial statements and related notes thereto referred to in
Section 6.5 hereof.

     SECTION 6.7.  LITIGATION.  There is no action, suit, examination,
                   ----------
review, or proceeding by or before any governmental instrumentality or agency now pending (including any claims alleging infringement of intellectual property rights of others) or, to the knowledge of the Company, threatened against the Company or against any property or rights of the Company, which, if adversely determined, would materially impair the right of the Company to carry on business as now being conducted; would materially adversely affect the financial condition of the Company; or would draw into question the legal existence of the Company or the validity authorization or enforceability of any of the Loan Documents, except for the litigation, if any, described in the notes to the financial statements referred to in Section 6.5 hereof.

     SECTION 6.8.  PAYMENT OF TAXES.  The Company has accurately
                   ----------------
prepared and timely filed, or caused to be filed, all Federal, state, local, and foreign tax returns required to be filed, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by the Company, to the extent that such taxes become due, except as otherwise contested in good faith. The Company has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities or for taxes being contested by the Company.

     SECTION 6.9.  ABSENCE OF ADVERSE AGREEMENTS.  The Company is not
                   -----------------------------
a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any

corporate or partnership restriction which would be reasonably likely to have a Material Adverse Effect.

     SECTION 6.10.  REGULATORY STATUS.  Neither the making nor the
                    -----------------
performance of this Agreement, nor any extension of credit hereunder, requires the consent or approval of any governmental instrumentality or political subdivision thereof, any other regulatory or administrative agency, or any court of competent jurisdiction.

     SECTION 6.11.  FEDERAL RESERVE REGULATIONS:  USE OF LOAN
                    -----------------------------------------
PROCEEDS.  The Company is not engaged principally, or as one of its
- --------
important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any governmental body, including without limitation the provisions of Regulations G, U, or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     SECTION 6.12.  SUBSIDIARIES.  The Company has no Subsidiaries.
                    ------------

     SECTION 6.13.  ERISA.  The Company and any Commonly Controlled
                    -----
Entity do not maintain or contribute to any Plan which is not in substantial compliance with ERISA. Neither the Company nor any Commonly Controlled Entity maintains, contributes to, or is required to make or accrue a contribution or has within any of the six preceding years maintained, contributed to or been required to make or accrue a contribution to any Plan subject to regulation under Title IV of ERISA, any Plan that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, or any Multiemployer Plan.

     SECTION 6.14.  SOLVENCY.  The Company has received consideration
                    ---------
which is the reasonable equivalent value of the obligations and liabilities that the Company has incurred to the Bank. The Company is not insolvent as defined in any applicable state or federal statute, nor will the Company be rendered insolvent by the execution and delivery of this Agreement or the Note to Bank. The Company is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Bank incurred hereunder. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

     SECTION 6.15  SCHEDULE ON EXHIBIT C.  The Schedule on Exhibit C
                   ----------------------
accurately and completely lists the location of all real property owned or leased by the Company. The Company enjoys quiet possession under all material leases of real property to which it is a party as a lessee, and all of such leases are valid, subsisting and, in full force and effect. Except as specified in the Schedule in Exhibit C hereto, none of the real property occupied by the Company or any Subsidiary is located within any federal, state or municipal flood plain zone. Except as set forth in the Schedule in Exhibit C, all of the material properties used in the conduct of the Company's business
(i) are in good repair, working order and condition (reasonable wear and tear excepted) and reasonably suitable for use in the operation of the Company's business; and (ii) are currently operated and maintained, in all material respects, in accordance with the requirements of applicable governmental authorities.

     SECTION 6.16  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  None
                   -------------------------------------------
of the Company's representations or warranties set forth in this Agreement or in any document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made not misleading.

     SECTION 6.17  NO INVESTMENT COMPANY.  The Company is not an
                   ----------------------
"investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 19409, as amended, which is required to register thereunder.

     SECTION 6.18  APPROVALS.  Except as set forth in the Schedule in
                   ----------
Exhibit C hereto, all approvals required of the Company from all Persons including without limitation all governmental authorities with respect to the Loan Documents have been obtained.

     SECTION 6.19  LICENSES, REGISTRATIONS, COMPLIANCE WITH LAWS, ETC.
                   ---------------------------------------------------
The Schedule in Exhibit C hereto accurately and completely describes all permits, governmental licenses, registrations and approvals, material to carrying out of the Company's businesses as presently conducted and required by law or the rules and regulations of any federal, foreign governmental, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over the Company, including but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission, the Federal Trade Commission and the United States Department of Justice and analogous and related state and foreign agencies. All existing material authorizations, licenses and permits are in full force and effect, are duly issued in the name of, or validly assigned to the Company and the Company has full power and authority to operate thereunder. There is no material violation or material failure of compliance or, to the Company's knowledge, allegation of such violation or failure of compliance on the part of the Company with any of the foregoing permits, licenses, registrations, approvals, rules or regulations and there is no action, proceeding or investigation pending or to the knowledge of the Company threatened nor has the Company received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval which in any case could have a Material Adverse Effect.

     SECTION 6.20  COPYRIGHT.  The Company has not violated any of the
                   ----------
provisions of the Copyright Revision Act of 1976, 17 U.S.C.
Section 101, et seq.  Except as set forth on the Schedule on Exhibit C
             -- ---
hereto, the Company has not filed any registration statements, notices and statements of account with the United States Copyright Office.
The Schedule on Exhibit C hereto accurately and completely sets forth all registered copyrights held by the Company and contains exceptions to the representations contained in this Section 6.20. To the Company's knowledge no inquiries regarding any such filings have been received by the Copyright Office.

     SECTION 6.21  ENVIRONMENTAL COMPLIANCE.  Except as expressly set
                   ------------------------
forth in the Schedule on Exhibit C hereto, neither the Company nor, to the knowledge of management of the Company, any other Person has:

     (a) ever caused, permitted, or suffered to exist any Hazardous Material to be spilled, placed, held, located or disposed of on, under, or about, any of the premises owned or leased by

the Company (the "Premises"), or from the Premises into the atmosphere, any body of water, any wetlands, or on any other real property, nor does any Hazardous Material exist on, under or about the Premises, or in respect of Hazardous Material used or disposed of in compliance with law;

     (b) ever used (whether by the Company or by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Waste as defined in 42 U.S.C.A. Section 6901, et
                                                                --
seq. (the Resource Recovery and Conservation Act); and
- ---

     (c) any knowledge of any notice of violation, Lien or other notice issued by any governmental agency with respect to the environmental condition of the Premises or any other property occupied by the Company.

The Company is in compliance with all Environmental Laws and all other applicable federal, state and local health and safety laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a Materially Adverse Effect on the Company or the ability of the Company to fulfill its obligations under this Agreement or the Note.

     SECTION 6.22  MATERIAL AGREEMENTS, ETC.  The Schedule on Exhibit
                   -------------------------
C hereto accurately and completely lists all Material Agreements, all of which are presently in effect. All of the Material Agreements are legally valid, binding, and to the Company's knowledge, in full force and effect and neither the Company nor, to the Company's knowledge, any other parties thereto are in material default thereunder.

     SECTION 6.23  PATENTS, TRADEMARKS AND OTHER PROPERTY RIGHTS.  The
                   ----------------------------------------------
Schedule on Exhibit C hereto contains a complete and accurate schedule of all registered trademarks, registered copyrights and patents of the Company, and pending applications therefor, and all other intellectual property in which the Company has any rights other than "off-the-shelf" software which is generally available to the general public at retail. Except as set forth in the Schedule on Exhibit C hereto, the Company owns, possesses, or has licenses to use all the patents, trademarks, service marks, trade names, copyrights and non-governmental licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without, to the Company's knowledge, any conflict with the rights or others with respect thereto.

     SECTION 6.24  RELATED TRANSACTION DOCUMENTS.  The Company has,
                   ------------------------------
prior to the date hereof, delivered to the Bank true copies of the Related Transaction Documents, and each and every amendment or modification thereto.

                  ARTICLE VII.  CONDITIONS OF LENDING
                  -----------------------------------

     SECTION 7.1.  FIRST LOAN.  The obligation of the Bank to make a
                   ----------
Loan shall be subject to satisfaction of the following conditions, unless waived in writing by the Bank: (a) all legal matters and Loan Documents incident to the transactions contemplated hereby shall be reasonably satisfactory, in form and substance, to Bank's counsel;
(b) the Bank shall have received (i) certificates by an authorized officer of the Company, upon which the Bank may conclusively rely until superseded by similar certificates delivered to the Bank, certifying (1) all requisite action taken in connection with the transactions contemplated hereby, and (2) the names, signatures, and authority of the Company's authorized signers executing the Loan Documents, and (ii) such other documents as the Bank may reasonably require to be executed by, or delivered on behalf of, the

Company; (c) the Bank shall have received the Note, with all blanks appropriately completed, executed by an authorized signer of the Company; (d) the Company shall have paid to the Bank the fee(s) then due and payable in accordance with ARTICLE II of this Agreement; and
(e) the Bank shall have received the written opinion of legal counsel selected by the Company and satisfactory to the Bank, dated the date of this Agreement, in form satisfactory to the Bank and covering such other matter(s) as the Bank may reasonably require.

     SECTION 7.2.  EACH LOAN.  The obligation of the Bank to make any
                   ---------
Loan shall be subject to compliance with Section 2.l herein and also subject to satisfaction of the following conditions that at the date of making such Loan, and after giving effect thereto: (a) no Event of Default shall have occurred and be then continuing, (b) each representation and warranty set forth in this Agreement and in each of the other Loan Documents is true and correct as if then made, and (c) no event shall have occurred or failed to occur which has or is reasonably likely to have a Material Adverse Effect.

                       ARTICLE VIII.  COVENANTS
                       ------------------------
     As long as credit is available hereunder or until all principal of and interest on the Note have been paid in full:

     SECTION 8.1. ACCOUNTING; FINANCIAL STATEMENTS AND OTHER
                  ------------------------------------------
INFORMATION.  The Company will maintain a standard system of
- -----------
accounting, established and administered in accordance with GAAP consistently followed throughout the periods involved, and will set aside on its books for each fiscal month the proper amounts or accruals for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, prepaid expenses, and for other purposes as shall be required by GAAP. The Company will deliver to the Bank:

(a) As soon as practicable after the end of calendar month in each year, and in any event within fifteen (15) days thereafter, a consolidated and consolidating balance sheet of the Company and each of its Subsidiaries as of the end of such month, and statements of income, changes in financial position, and shareholders' equity of the Company for such month, certified as complete and correct by the principal financial officer of the Company, subject to changes resulting from year-end adjustments;

(b) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, a consolidated and consolidating balance sheet of the Company and each of its Subsidiaries as of the end of such year, and statements of income, changes in financial position, and shareholders' equity of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and an unqualified opinion of independent certified public accountants of recognized standing, selected by the Company and satisfactory to the Bank, which report and opinion shall be prepared in accordance with generally accepted auditing standards, together with a certificate by such accountants (i) briefly setting forth the scope of their examination (which shall include a review of the relevant provisions of this Agreement) and stating that in their judgment such examination is sufficient to enable them to give the certificate, and (ii) stating whether their examination has disclosed the existence of any condition or event which constitutes an Event of Default under this Agreement, and, if their examination has disclosed such a condition or event, specifying the nature and period of existence thereof;

(c) As soon as practicable, and in any event within fifteen (15) days of the end of each calendar month in each year, a certificate by the Company indicating the Debt to Tangible Net Worth Ratio as at the end of such calendar month;

(d) As soon as practicable, and in any event within fifteen (15) days of the end of each calendar month in each year, the Loan
     Certificate fully completed as to all figures and information called for therein and certified as complete and correct by a duly authorized officer of Company; and

(e) With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Bank.

     SECTION 8.2.  INSURANCE; MAINTENANCE OF PROPERTIES.  The Company
                   -------------------------------------
will maintain with financially sound and reputable insurers, insurance with coverage and limits as may be required by law or as may be reasonably required by the Bank. The Company will, upon request from time to time, furnish to the Bank a schedule of all insurance carried by it, setting forth in detail the amount and type of such insurance. The Company will maintain in good repair, working order, and condition, all properties used or useful in the business of the Company.

     SECTION 8.3.  EXISTENCE; BUSINESS.  The Company will cause to be
                   -------------------
done all things necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business. The Company will comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction; provided, however, the Company shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation is not to jeopardize any franchise, license, permit patent, or trademark necessary to conduct the Company's business.

     SECTION 8.4.  PAYMENT OF TAXES.  The Company will pay all taxes,
                   ----------------
assessments, and other governmental charges levied upon any of its properties or assets or in respect of its franchises, business, income, or profits before the same become delinquent, except that no such taxes, assessments, or other charges need be paid if contested by the Company in good faith and by appropriate proceedings promptly initiated and diligently conducted and if the Company has set aside proper amounts, determined in accordance with GAAP, for the payment of all such taxes, changes, and assessments.

     SECTION 8.5.  LITIGATION; ADVERSE CHANGES.  The Company will
                   ---------------------------
promptly notify the Bank in writing of (a) any future event which, if it had existed on the date of this Agreement, would have required qualification of any of the representations and warranties set forth in this Agreement or any of the other Loan Documents, and (b) any Material Adverse Effect.

     SECTION 8.6.  NOTICE OF DEFAULT.  The Company will promptly
                   -----------------
notify the Bank of any Event of Default hereunder and any demands made upon the Company by any Person for the acceleration and immediate payment of any Indebtedness owed to such Person.

     SECTION 8.7.  INSPECTION.  The Company will make available for
                   ----------
inspection by duly authorized representatives of the Bank, or its designated agent, the Company's books, records, and properties when reasonably requested to do so, and will furnish the Bank such information regarding its business affairs and financial condition within a reasonable time after written request therefor.

     SECTION 8.8.  ENVIRONMENTAL MATTERS.  The Company and each of its
                   ---------------------
Subsidiaries:

(a)  Shall comply with all Environmental Laws, and

(b) Shall deliver promptly to Bank (i) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency, and (ii) copies of any documents submitted by Company or any of its Subsidiaries to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations.

     SECTION 8.9.  SALE OF ASSETS.  The Company will not, directly or
                   --------------
indirectly sell, lease, transfer, or otherwise dispose of any plant or any manufacturing facility or other assets except for (i) assets sold for full and adequate consideration which the Board of Directors or senior management of the Company has determined to be worn out, obsolete, or no longer needed or useful in its business, and
(ii) assets sold in the ordinary course of business, provided that the Company receives full and adequate consideration in exchange for such assets sold.

     SECTION 8.10.  LIENS.  The Company will not, directly or
                    -----
indirectly, create, incur, assume, or permit to exist any Lien with respect to any property or asset of the Company now owned or hereafter acquired other than Permitted Liens.

     SECTION 8.11.  INDEBTEDNESS.  The Company will not, directly or
                    ------------
indirectly, create, incur, or assume Indebtedness, or otherwise become liable with respect to, any Indebtedness other than:

(a) Indebtedness now or hereafter payable, directly or indirectly, by the Company to the Bank or any Affiliate Bank;

(b)  Subordinated Debt of the Company;

(c) To the extent permitted by this Agreement, Indebtedness for the lease or purchase price of any real or personal property, which is secured only by a Permitted Lien;

(d) Unsecured Indebtedness and deferred liabilities incurred in the ordinary course of business;

(e) Indebtedness for taxes, assessments, governmental charges, liens, or similar claims to the extent not yet due and payable;

(f) Indebtedness of the Company existing as of the date of this Agreement, which is expressly disclosed on the Schedule on Exhibit C hereto;

(g) Other Indebtedness of the Company not exceeding $200,000.00 in the aggregate outstanding at any time; and

(h) Extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items listed in items
     (b) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company.

     SECTION 8.12.  INVESTMENTS; LOANS.  Except for Permitted
                    ------------------
Investments, the Company will not, directly or indirectly,
(a) purchase or otherwise acquire or own any stock or other securities of any other Person, or (b) make or permit to be outstanding any loan or advance (other than trade advances in the ordinary course of business) or enter into any arrangement to provide funds or credit, to any other Person.

     SECTION 8.13.  GUARANTIES.  The Company will not guarantee,
                    ----------
directly or indirectly, or otherwise become surety (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in, any Person, or enter into any working capital maintenance or similar agreement) in respect of any obligation or Indebtedness of any other Person, except guaranties by endorsement of negotiable instruments for deposit, collection, or similar transactions in the ordinary course of business.

     SECTION 8.14.  MERGERS; CONSOLIDATION.  The Company will not
                    ----------------------
merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or sell all or substantially all of its assets, except that the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that (i) the
                                      --------- -------
Company shall be the corporation which survives such merger or results from such consolidation; (ii) immediately after the consummation of the transaction, and after giving effect thereto, the Company would be permitted by the provisions of this Article VIII to incur additional Indebtedness; and (iii) before and immediately after the consummation of the transaction, and after giving effect thereto, no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, exists or would exist.

     SECTION 8.15.  CURRENT RATIO.  The Company will not permit the
                    -------------
ratio by which its Current Assets exceeds its Current Liabilities, calculated at the same point in time, to be at any time less than 2.00 to 1.00.

     SECTION 8.16.  FUNDS FROM OPERATIONS TO TOTAL DEBT.  The Company
                    -----------------------------------
will not permit the ratio of Funds from Operations to Total
Indebtedness, calculated annually upon the Bank's receipt of the financial statements provided by the Company under Section 8.1(b) of this Agreement, to be less than twenty five percent (25.00%)

     SECTION 8.17.  SUBORDINATED DEBT.  The Company will not make any
                    -----------------
payment upon any outstanding Subordinated Debt, except in such manner and amounts as may be expressly authorized in any subordination agreement presently or hereafter held by the Bank.

     SECTION 8.18.  RATIO OF TOTAL INDEBTEDNESS TO TANGIBLE NET WORTH.
                    --------------------------------------------------
The Company will not permit the ratio of its Total Indebtedness to the sum of its Tangible Net Worth, calculated at the same point in time, to be at any time more than 1.99 to 1.00.

     SECTION 8.19.  CAPITAL EXPENDITURES.  The Company will not make
                    --------------------
Capital Expenditures in an aggregate amount in excess of $800,000.00 in any fiscal year without thirty (30) days' prior written notification to the Bank.

     SECTION 8.20.  SENIOR MANAGEMENT.  The Company will not replace
                    -----------------
or accept the resignation of the President or Chief Executive Officer of the Company without sixty (60) days prior written notice to Bank.

     SECTION 8.21.  COMPLIANCE WITH ERISA.  With respect to the
                    ---------------------
Company and any Commonly Controlled Entity, the Company will not permit the occurrence of any of the following events to the extent that any such events would result in a material Adverse Effect on the Company, (a) withdraw from or cease to have an obligation to contribute to, any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan, (c) except for any deficiency caused by a waiver of the minimum funding requirement under Section 412 of the Code, as described above, incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) of the Company or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan, (d) incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, such event continues unremedied for ten (10) days after notice of such Reportable Event pursuant to Sections 4043(a), (c) or (d) of ERISA is given, if in the reasonable opinion of the Bank any of the foregoing is likely to result in a Material Adverse Effect, (e) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Company or any Commonly Controlled Entity to PBGC by reason of termination of any such Plan or (f) cause or permit any Plan maintained by the Company and/or any Commonly Controlled Entity to be out of compliance with ERISA.

     SECTION 8.22.  LOAN BASE.  The Company will not request any Loan
                    ---------
which, when aggregated with all other Loans outstanding under this Agreement, exceed the Loan Base. Further, if at any time the total Loans outstanding under this Agreement exceed the Loan Base, the Company agrees to repay within twenty-four (24) hours one or more Loans in amount sufficient to reduce the aggregate balances outstanding on the Loans to an amount less than the Loan Base.

                    ARTICLE IX.  EVENTS OF DEFAULT
                    ------------------------------

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

     SECTION 9.1.  PRINCIPAL OR INTEREST.  If the Company fails to pay
                   ---------------------
any installment of principal of or interest on the Note, or any other sums of money when due and payable under this Agreement (including but not limited to payments required to reduce all Loan amounts to the Loan Base) and such failure continues for twenty-four (24) hours; or

     SECTION 9.2  MISREPRESENTATION.  If any representation or
                  -----------------
warranty made herein by the Company or in any written statement, certificate, report, or financial statement at any time furnished by, or on behalf of, the Company in connection herewith, is incorrect or misleading in any material respect when made; or

     SECTION 9.3.  FAILURE OF PERFORMANCE OF THIS AGREEMENT.  Except
                   ----------------------------------------
as otherwise provided herein, if the Company fails to perform or observe any covenant or agreement contained in this Agreement or any of the other Loan Documents, and such failure remains unremedied for thirty (30) calendar days after the Bank shall have given written notice thereof to the Company; or

     SECTION 9.4.  CROSS-DEFAULT.  If the Company (a) fails to pay any
                   -------------
Indebtedness aggregating more than $100,000.00 (other than as evidenced by the Note, which failure shall constitute an Event of Default under Section 10.1) owing by the Company when due, whether at maturity, by acceleration, or otherwise, or (b) fails to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than the Loan Documents, which failure to perform shall constitute an Event of Default under Section 9.1 or
Section 9.3) evidencing, securing, or relating to such Indebtedness in excess of $100,000 when required to be performed, or is otherwise in default thereunder, if the effect of such failure is to accelerate, or to permit the holder(s) of such Indebtedness or the trustee(s) under any such agreement or instrument to accelerate, the maturity of such Indebtedness, whether or not such failure shall be waived by such holder(s) or trustee(s); or

     SECTION 9.5.  INSOLVENCY.  If the Company shall discontinue
                   ----------
business or (a) is adjudicated a bankrupt or insolvent under any law of any existing jurisdiction, domestic or foreign, or ceases, is unable, or admits in writing its inability, to pay its debts generally as they mature, or makes a general assignment for the benefit of creditors, (b) applies for, or consents to, the appointment of any receiver, trustee, or similar officer for it or for any substantial part of its property, or any such receiver, trustee, or similar officer is appointed without the application or consent of the Company, and such appointment continues thereafter undischarged for a period of thirty (30) days, (c) institutes, or consents to the institution of any bankruptcy, insolvency, reorganization, arrangement, readjustment or debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction,
(d) any such proceeding is instituted against the Company and remains thereafter undismissed for a period of thirty (30) days, or (e) any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against a substantial part of the property of the Company or any Subsidiary and such judgment, writ, or similar process is not effectively stayed within thirty (30) days after its issue or levy.

     SECTION 9.6.  LOSS OF OCCUPANCY OF PENNSYLVANIA LEASEHOLD.  If
                   ------------------------------------------
the Company, for any reason, is evicted from, or loses the right to occupy, the Leased Premises located in Dunbar, Pennsylvania and which are the subject of a sublease between E.I. du Pont de Nemours and Company, as sublessor, and the Company, as sublessee.

                   ARTICLE X.  REMEDIES UPON DEFAULT
                   ---------------------------------

     SECTION 10.1.  OPTIONAL ACCELERATION.  In the event that one or
                    ---------------------
more of the Events of Default set forth in Sections 9.l through 9.6 above occurs and continues and is not waived by the Bank, then, in any such event, and at any time thereafter, the Bank may, at its option, terminate its commitment to make any Loan and declare the unpaid principal of, and all accrued interest on any Note, and any other liabilities hereunder, and all other Indebtedness of the Company to the Bank forthwith due and payable, whereupon the same will forthwith become due and payable without presentment, demand, protest, or other notice of any kind, all of which the Company hereby expressly waives, anything contained herein or in any Note to the contrary notwithstanding.

     SECTION 10.2.  AUTOMATIC ACCELERATION.  Upon the happening of an
                    ----------------------
Event of Default referred to in Section 9.6 above, the unpaid principal of, and all accrued interest on, any Note, and any other liabilities hereunder and all other Indebtedness of the Company to the Bank then existing will thereupon become immediately due and payable in full and the commitment, if any, of the Bank to make any Loan, if not previously terminated, will thereupon immediately terminate without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any Note to the contrary notwithstanding.

     SECTION 10.3.  REMEDIES.  The Bank shall have the rights and
                    --------
remedies of a secured party under the Uniform Commercial Code in addition to the rights and remedies of a secured party provided elsewhere within the Agreement or in any other writing executed by the Company. The Bank may require the Company to assemble the Collateral and make it available to the Bank at a reasonably convenient place to be designated by the Bank. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Bank will give the Company reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed (deposited for delivery, postage prepaid, by U.S. mail) to either, at the Bank's option (l) principal office of the Company as set forth in this Agreement (or as modified by any change therein which the Company has supplied in writing to the Bank), or (2) the Company's address at which the Bank customarily communicates with the Company, at least ten (l0) days before the time of the public sale or the time after which any private sale or other intended disposition thereof is to be made. At any such public or private sale, the Bank may purchase the Collateral. After deduction for the Bank's Related Expenses, the residue of any such sale or other disposition shall be applied in satisfaction of the Obligations in such order of preference as the Bank may determine. Any excess, to the extent permitted by law, shall be paid to the Company, and the Company shall remain liable for any deficiency.

     SECTION 10.4.  NO WAIVER.  The remedies in this ARTICLE X are in
                    ---------
addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Bank may be entitled. No failure or delay on the part of the Bank in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

                      ARTICLE XI.  MISCELLANEOUS
                      --------------------------

     SECTION 11.1.  AMENDMENTS.  No waiver of any provision of this
                    ----------
Agreement, the Note, or consent to departure therefrom, is effective unless in writing and signed by the Bank. No such consent or waiver extends beyond the particular case and purpose involved. No amendment to this Agreement is effective unless in writing and signed by the Company and the Bank.

     SECTION 11.2.  EXPENSES; DOCUMENTARY TAXES.  The Company shall
                    ---------------------------
pay (a) all out-of-pocket expenses of the Bank, including fees and disbursements of special counsel for the Bank, in connection with the preparation of this Agreement (which fees of special counsel shall not exceed $10,000.00), any waiver or consent hereunder or any amendment hereof or any Event of Default hereunder, and (b) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Company shall
reimburse the Bank for its payment of all transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

     SECTION 11.3.  INDEMNIFICATION.  The Company shall indemnify and
                    ---------------
hold the Bank harmless against any and all liabilities, losses, damages, costs, and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Bank shall be designated a party thereto) which may be incurred by the Bank relating to or arising out of this Agreement or any actual or proposed use of proceeds of any Loan hereunder; provided, that the Bank shall have no right to be indemnified hereunder for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. The Company further agrees to indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any default by the Company in payment when due of any amount due hereunder in respect of any LIBOR Rate Loan, including, but not limited to, any loss of profit, premium, or penalty incurred by the Bank in respect of funds borrowed by it for the purpose of making or maintaining any such Loan, as determined by the Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by the Bank to the Company and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     SECTION 11.4.  CONSTRUCTION.  This Agreement and the Note will be
                    ------------
governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflict of laws. The several captions to different Sections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions hereof.

     SECTION 11.5.  EXTENSION OF TIME.  Whenever any payment hereunder
                    -----------------
or under the Note becomes due on a date which the Bank is not open for the transaction of business, such payment will be due on the next succeeding Business Day and such extension of time will be included in computing interest in connection with such payment.

     SECTION 11.6.  NOTICES.  All written notices, requests, or other
                    -------
communications herein provided for must be addressed:

to the Company as follows:

     Dynamic Materials Corporation
     551 Aspen Ridge Dr.
     Lafayette, Colorado 80026
     Attn: Paul Lange, President

to the Bank as follows:

     Key Bank of Colorado
     3600 S. Yosemite Street
     Denver, Colorado 80237
     Attn: Scott Wetzel, Corporate Banking

or at such other address as either party may designate to the other in writing. Such communication will be effective (i) if by telex, when such telex is transmitted and the appropriate answer back is received,
(ii) if given by mail, 72 hours after such communication is deposited in the U.S. mail certified mail return receipt requested, or (iii) if given by other means, when delivered at the address specified in this
Section 11.6.

     SECTION 11.7.  SURVIVAL OF AGREEMENTS; RELATIONSHIP.  All
                    ------------------------------------
agreements, representations, and warranties made in this Agreement will survive the making of the extension of credit hereunder, and will bind and inure to the benefit of the Company and the Bank, and their respective successors and assigns; provided, that no subsequent holder
                                   --------
of the Note shall by reason of acquiring that Note, as the case may be, become obligated to make any Loan hereunder and no successor to or assignee of the Company may borrow hereunder without the Bank's written assent. The relationship between the Company and the Bank with respect to this Agreement, the Note, and any other Loan Document is and shall be solely that of debtor and creditor, respectively, and the Bank has no fiduciary obligation toward the Company with respect to any such document or the transactions contemplated thereby.

     SECTION 11.8.  SEVERABILITY.  If any provision of this Agreement
                    ------------
or the Note, or any action taken hereunder, or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or the Note, all of which shall be construed and enforced without reference to such illegal or invalid portion and shall be deemed to be effective or taken in the manner and to the full extent permitted by law.

     SECTION 11.9.  ENTIRE AGREEMENT.  This Agreement, the Note, and
                    -----------------
any other Loan Document integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

     SECTION 11.10.  JURY TRIAL WAIVER.  THE COMPANY AND THE BANK EACH
                     ------------------
WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK AND THE COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN THE BANK AND THE COMPANY.

     IN WITNESS WHEREOF, the Company and the Bank have each caused this Agreement to be executed by their duly authorized officers this
 19  day of  July , l996.
- ----        ------

          COMPANY:            DYNAMIC MATERIALS CORPORATION


                              BY:  /s/ P. Lange
                                 -------------------------------------
                              TITLE: President


          BANK:               KEY BANK OF COLORADO



                              BY: /s/ Scott Wetzel
                                 -------------------------------------
                              TITLE: A.V.P. Corporate Banking
                                    ----------------------------------


                               EXHIBIT A

                            PROMISSORY NOTE
                            ---------------


$7,500,000.00                                        JULY 19, 1996


     For value received, DYNAMIC MATERIALS CORPORATION (the
"Company") promises to pay to the order of KEY BANK OF COLORADO, Denver, Colorado, (the "Bank"), its successor and assigns, at its main office, on the date or dates and in the manner specified in Article II of the Credit Agreement (as defined below), the aggregate principal amount of the Loans as shown on any ledger or other record of the Bank, which shall be rebuttably presumptive evidence of the principal amount owing and unpaid on this Note.

     The Company promises to pay to the order of the Bank interest on the unpaid principal amount of each Loan made pursuant to the Credit Agreement from the date of such Loan until such principal amount is paid in full at such interest rate(s) and at such times as are specified in ARTICLE II of the Credit Agreement.

     This Note is the Note referred to in, and is entitled to the benefits of, the Credit Facility and Security Agreement ("Credit Agreement") by and between the Bank and the Company dated July 19, l996, as the same may be hereafter amended from time to time. This Note may be declared forthwith due and payable in the manner and with the effect provided in the Credit Agreement, which contains provisions for acceleration of the maturity hereof upon the happening of any Event of Default and also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Each defined term used in this Note shall have the meaning ascribed thereto in Section 1.2 of the Credit Agreement.

     The Company expressly waives presentment, demand, protest, and notice of dishonor.

     The Company acknowledges that this Note was signed in the City of Denver, in the State of Colorado.



          COMPANY:            DYNAMIC MATERIALS CORPORATION

                              By:_________________________________
                              Title: President

                           LOAN CERTIFICATE                  EXHIBIT B
                           ----------------

                     Dynamic Materials Corporation
Certificate Date:  _______________

Borrowing Base Calculation:

                                         $         Advance    Qualified
                                       ------      -------    ---------
                                                     Rate     Collateral
                                                     ----     ----------

Accounts Receivable
- -------------------

*Eligible Accounts Receivable                         80%            (A)
                                      -------      ---------   ---------
 *(Per loan agreement)

Inventory
- ---------

 Raw Material                                         50%            (B)
                                      -------      ---------   ---------

 Work In Process                                      30%            (C)
                                      -------      ---------   ---------

Property, Plant & Equipment
- ---------------------------

 P,P,& E: Appraised                                   70%            (D)
                                      -------      ---------   ---------

 P,P,& E: Net Book Value                              50%            (E)
                                      -------      ---------   ---------

Total Qualified Collateral           (Add lines A. through E.)       (F)
                                                               ---------

Less:  Current Outstanding Revolving Credit Balance                  (G)
                                                               ---------
Total Collateral Excess (Shortfall):                             (F.-G.)
                                                               ---------

Covenant Tests:
- --------------

1.) Current Ratio                                              _________

2.) Total Indebtedness to Tangible Net Worth                   _________

3.) Capital Expenditures (YTD Total)                           _________

4.) Funds From Operations to Total Debt (Test Annually Only)   _________

5.) Date of Last Backlog Report submitted to
Bank                                                           _________

6.) Date of Last Receivable Aging submitted to
Bank                                                           _________

7.) Date of Last Inventory Analysis submitted to Bank          _________

8.) Date of Last Financial Statement submitted to Bank         _________


I certify that the above information is true and correct to the best of my knowledge, and further attest that Dynamic Materials Corporation is in full compliance with the terms and conditions of its loan agreement with KeyBank of Colorado (the "Loan Agreement"), (ii) no Event of Default shall have occurred and is continuing, (iii) each representation and warranty set forth in the Loan Agreement is true and correct as of the date of this Loan Certificate and (iv) no event shall have occurred or failed to occur which has or is reasonably likely to have a Material Adverse Effect (as all capitalized terms are defined in the Loan Agreement):

BY:_________________________________      Title:______________________
Name (Print)________________________      Date: ______________________
                               EXHIBIT C

                          SCHEDULE OF COMPANY
                          -------------------

     In order to induce Key Bank of Colorado ("Bank") to make loans to Dynamic Materials Corporation ("Company") under, and pursuant to, that Credit Facility and Security Agreement dated July 19, 1996, between Bank and Company ("Credit Agreement"), Company represents and certifies to Bank those matters described below as of July 19, 1996, which representations and certifications assume the Company has closed the transaction by which the Company is purchasing from E.I. du Pont de Nemours and Company the assets of the DETACLAD explosion bonded clad metal business. All capitalized terms have the meanings defined in the Credit Agreement.

THE COMPANY'S PRINCIPAL PLACE OF BUSINESS, CHIEF EXECUTIVE OFFICES, ACCOUNTING OFFICERS, AND RECORDS OF ACCOUNTS RECEIVABLE AND GENERAL INTANGIBLES ARE LOCATED AT:

          551 Aspen Ridge Dr.
          Lafayette, Colorado 80026

THE COMPANY'S REGISTERED OFFICE IS LOCATED AT:

          551 Aspen Ridge Drive
          Lafayette, CO 80026

THE LOCATION OF ALL REAL PROPERTY OWNED OR LEASED BY THE COMPANY IS DESCRIBED BELOW; NONE OF SUCH PROPERTY IS LOCATED IN ANY FEDERAL, STATE, OR MUNICIPAL FLOOD ZONE; AND ALL SUCH PROPERTY IS IN GOOD REPAIR, WORKING ORDER AND CONDITION, REASONABLY SUITABLE FOR USE IN THE COMPANY'S BUSINESS OPERATIONS, AND ARE CURRENTLY OPERATED AND MAINTAINED, IN ALL MATERIAL RESPECTS, IN ACCORDANCE WITH REQUIREMENTS OF APPLICABLE GOVERNMENTAL AUTHORITIES:

          The company owns the real estate known as 1301 Courtesy
          Road, Louisville, Colorado.

          The Company leases facilities at:

          John Jolly Ranch -- Deertrail, Colorado
          551 Aspen Ridge Drive -- Lafayette, Colorado
          1255 Distel Drive -- Lafayette, Colorado
          The Dunbar Mine
          Kennett Square

THE COMPANY LOCATES INVENTORY, EQUIPMENT, AND ALL OTHER TANGIBLE
COLLATERAL OF THE COMPANY ONLY AT THE FOLLOWING LOCATIONS, WHICH
INCLUDES THE LOCATION OF ALL WAREHOUSES, BAILEES OR CONSIGNEES:

          1301 Courtesy Road, Louisville, Colorado
          1225 Distel Drive, Lafayette, Colorado
          Dunbar Mine, Dunbar, Pennsylvania

THE ONLY TRADE NAMES, ASSUMED NAMES, FICTITIOUS NAMES OR OTHER NAMES USED BY THE COMPANY DURING THE FIVE YEARS PRIOR TO THE DATE OF THIS CERTIFICATE ARE AS FOLLOWS:

          E.F. Industries
          Explosive Fabricators, Inc.

THE ADDRESSES OF ALL POST OFFICE BOXES RENTED BY THE COMPANY TO SERVE AS LOCKBOXES ARE AS FOLLOWS:

          Norwest Lockbox 418


THE ONLY DEPOSIT ACCOUNTS OR TRUST ACCOUNTS (COLLECTIVELY, THE
"PERMITTED ACCOUNTS") MAINTAINED BY THE COMPANY FOR THE PURPOSE OF COLLECTING AND DEPOSITING COLLECTIONS AND\OR REMITTANCES OR OTHERWISE HOLDING MONIES OF THE COMPANY, OTHER THAN THE BLOCKED ACCOUNTS AND CASH COLLATERAL ACCOUNTS, ARE DISCLOSED BELOW:

          Norwest Denver Operating Account


THE ONLY BANKS WITH WHICH THE COMPANY HAS, OR WILL, ESTABLISH BLOCKED ACCOUNTS ARE AS FOLLOWS:




THE COMPANY HAS OBTAINED THE APPROVAL OF ALL PERSONS (INCLUDING ALL GOVERNMENTAL AUTHORITIES) REQUIRED TO ALLOW THE COMPANY TO ENTER INTO AND PERFORM ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, EXCEPT FOR THE FOLLOWING APPROVALS:



THE COMPANY PRESENTLY HOLDS THE PERMITS, GOVERNMENTAL LICENSES, REGISTRATIONS AND APPROVALS (COLLECTIVELY, THE "PERMITS"), MATERIAL TO CARRYING ON THE COMPANY'S BUSINESSES LISTED BELOW; ALL OF WHICH ARE IN FULL FORCE AND EFFECT, ARE DULY ISSUED IN THE NAME OF, OR VALIDLY ASSIGNED TO THE COMPANY AND THE COMPANY HAS FULL POWER AND AUTHORITY TO OPERATE THEREUNDER; THERE ARE NO MATERIAL VIOLATIONS OR FAILURES OF COMPLIANCE ON THE PART OF THE COMPANY WITH THE PERMITS; AND THERE ARE NO ACTIONS, PROCEEDINGS OR INVESTIGATIONS PENDING OR, TO THE COMPANY'S KNOWLEDGE THREATENED, NOR HAS THE COMPANY RECEIVED ANY NOTICE OF WHICH MIGHT RESULT IN THE TERMINATION OR SUSPENSION OF ANY PERMIT WHICH IN ANY CASE COULD HAVE A MATERIAL ADVERSE EFFECT, EXCEPT AS DISCLOSED
BELOW:

          Permit from Bureau of Alcohol Tobacco and Fire Arms for storage and use of explosives
          Special use zoning allowance at Deertrail, Colorado by Arapahoe County
          Standard business licenses - State of Colorado
          Storm Water Discharge Permit - State of Colorado
          Air Emissions Discharge Permit - State of Colorado
          Magazine permit, Federal Bureau of Alcohol, Tobacco and Fire
          Arms
          Explosive Manufacturing Usage Permit, Federal Bureau of Alcohol, Tobacco and Fire Arms

THE COMPANY HAS NOT FILED ANY REGISTRATION STATEMENTS, NOTICES OR STATEMENTS OF ACCOUNT WITH THE UNITED STATES COPYRIGHT OFFICE EXCEPT AS DESCRIBED BELOW; THE REGISTERED COPYRIGHTS HELD BY THE COMPANY ARE ACCURATELY AND COMPLETELY SET FORTH BELOW; AND TO THE COMPANY'S KNOWLEDGE NO INQUIRIES REGARDING ANY SUCH FILINGS HAVE BEEN RECEIVED BY THE COPYRIGHT OFFICE EXCEPT AS DISCLOSED BELOW:

          None.



THE REGISTERED TRADEMARKS, REGISTERED COPYRIGHTS AND PATENTS OF THE COMPANY, PENDING APPLICATIONS THEREFOR, AND ALL OTHER INTELLECTUAL PROPERTY IN WHICH THE COMPANY HAS ANY RIGHTS (OTHER THAN "OFF-THE-SHELF" SOFTWARE WHICH IS GENERALLY AVAILABLE TO THE GENERAL PUBLIC AT RETAIL) IS COMPLETELY AND ACCURATELY DESCRIBED BELOW; AND, EXCEPT AS SET FORTH BELOW, THE COMPANY OWNS, POSSESSES, OR HAS LICENSES, AND ALL RIGHTS WITH RESPECT TO THE FOREGOING, NECESSARY FOR THE CONDUCT OF ITS BUSINESS AS NOW CONDUCTED, WITHOUT, TO THE COMPANY'S KNOWLEDGE, ANY CONFLICT WITH THE RIGHTS OF OTHERS WITH RESPECT THERETO:

          Registered Trademarks and Trade Names:

               DynaCouple
               DuraTemp
               EFTEK
               DETACLAD
               DETACOUPLE

          U.S. Patents and Patent Applications:

               Explosively Bonding Metal Composite, U.S. Patent No.
               5,323,955
               Process for Explosively Bonding Metals, U.S. Patent No.
               5,400,945
               Hot Rolled Explosion-Bonded Titanium/Steel Composites, Filing Date: March 29, 1996

ALL OF THE MATERIAL AGREEMENTS ARE ACCURATELY AND COMPLETELY LISTED BELOW, ALL OF WHICH ARE IN EFFECT, AND ARE LEGALLY VALID, BINDING, AND TO THE COMPANY'S KNOWLEDGE, IN FULL FORCE AND EFFECT; NEITHER THE COMPANY, NOR TO THE COMPANY'S KNOWLEDGE, ANY OTHER PARTIES THERETO ARE IN MATERIAL DEFAULT OF THE MATERIAL AGREEMENTS:

          Sublease dated July 22, 1996 between the Company and E.I. duPont de Nemours and Company
          Tolling/Services Agreement for Industrial Diamonds dated July 22, 1996 between the Company and E.I. du Pont de Nemours and Company
          Purchase and Sale Agreement dated July 22, 1996 between the Company and E.I. du Pont de Nemours and Company
          ASC Engineering
          Thompson Metal Fabrication
          Boeing Commercial

          Larsen & Taibro
          Nooter Corporation
          Consorcio Industrial
          Monsanto
          Struthers Industries, Inc.
          Cosmos Minerals Corporation
          Trinity Industries
          Graham Manufacturing
          Ingalls Shipbuilding
          Resolute Samantha, Ltd.
          Phoenix Metallurgical Company
          Scientific Engineering
          Senior Engineering
          Ohmstede
          VDM Australia
          Lukens Steel Company
          Oregon Metallurgical
          Teledyne Wah Chang ALbany
          Timet
          Titanium Industries
          Franco Steel
          Uniform Components
          Le Tarneau Steel
          American Alloy
          DetaClad operation - Du Pont Corporation
          ESCO
          INCO
          Metal 600ps
          RMI Titanium
          Tyesson
          Carl Thompson Associates
          The Wallach Company
          Cooley Godward Castro Huddleson & Tatum
          Chubb Insurance
          Liberty Mutual Insurance
          Norwest Bank Denver
          Norwest Investment Services
          Norwest Leasing
          Colorado National Leasing
          Design Fabricators
          Mutual of Omaha
          Northwestern Mutual Insurance
          Invesco
          John Jolly, Sr.

ALL OF THE RELATED TRANSACTION DOCUMENTS ARE LISTED BELOW:

          Purchase and Sale Agreement dated July 22, 1996

          Tolling Manufacturing Agreement dated July 22, 1996
          Lease Agreement dated July 22, 1996


ALL OF THE COMPANY'S INVESTMENTS EXISTING ON JULY 19, 1996 ARE
DESCRIBED BELOW:

          Norwest Denver - Operating Account


ALL OF THE LIENS EXISTING AS OF THE DATE OF THIS AGREEMENT ARE LISTED
BELOW:

          Concord Financial
          Sanwa Leasing
          Colonial Pacific
          Norwest Leasing


EXCEPT AS EXPRESSLY DESCRIBED BELOW, NEITHER THE COMPANY NOR, TO THE KNOWLEDGE OF THE COMPANY, ANY OTHER PERSON HAS: (A) EVER CAUSED, PERMITTED, OR SUFFERED TO EXIST ANY HAZARDOUS MATERIAL TO BE SPILLED, PLACED, HELD, LOCATED OR DISPOSED OF ON, UNDER, OR ABOUT, ANY OF THE PREMISES OWNED OR LEASED BY THE COMPANY (THE "PREMISES"), OR FROM THE PREMISES INTO THE ATMOSPHERE, ANY BODY OF WATER, ANY WETLANDS, OR ON ANY OTHER REAL PROPERTY, NOR DOES ANY HAZARDOUS MATERIAL EXIST ON, UNDER OR ABOUT THE PREMISES, OR IN RESPECT OF HAZARDOUS MATERIAL USED OR DISPOSED OF IN COMPLIANCE WITH LAW; (B) EVER USED (WHETHER BY THE COMPANY OR BY ANY OTHER PERSON) AS A TREATMENT, STORAGE OR DISPOSAL (WHETHER PERMANENT OR TEMPORARY) SITE FOR ANY HAZARDOUS WASTE AS DEFINED IN 42 U.S.C.A. SECTION 6901, ET SEQ. (THE RESOURCE RECOVERY
                                     -- ---
AND CONSERVATION ACT); OR (C) ANY KNOWLEDGE OF ANY NOTICE OF VIOLATION, LIEN OR OTHER NOTICE ISSUED BY ANY GOVERNMENTAL AGENCY WITH RESPECT TO THE ENVIRONMENTAL CONDITION OF THE PREMISES OR ANY OTHER PROPERTY OCCUPIED BY THE COMPANY:

          Those disclosed in 1989 report of the Toxic Release
          Inventory Data System (TRIS) attached hereto.





                                  47